UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ ☐ ☒ ☐ ☐

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule §240.14a-12

CKE Restaurants, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

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	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

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	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
__________________

TIME	10:00 a.m. on Monday, June 11, 2007
PLACE	The Island Hotel Newport Beach
690 Newport Center Drive
Newport Beach, California 92660
ITEMS OF BUSINESS	(1) To elect three (3) members of the Board of Directors for terms expiring in 2010.
(2) To approve amendments to our 2005 Omnibus Incentive Compensation Plan to:
(a) increase the total number of shares reserved for issuance from 2,500,000 to 5,500,000 shares;
(b) increase the maximum number of shares which may be issued under incentive stock options from 2,500,000 to 5,500,000 shares;
(c) increase the maximum number of shares which may be issued under all awards of restricted stock, stock units and stock awards, in the aggregate, from 750,000 to 3,000,000 shares;
(d) expand the group of persons potentially eligible to receive awards to include nonemployee members of the boards of directors of any of our affiliates as well as consultants or other service providers; and
(e) to expressly provide that shares used to pay the exercise price of an option or used to pay withholding taxes with respect to an award shall remain counted against the applicable maximum share limitation and may not be made subject to future awards.
(3) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2008.
(4) To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.
RECORD DATE	You can vote if you are a stockholder of record on April 23, 2007.
ANNUAL REPORT	Our 2007 Annual Report, Going Places, which is not a part of the proxy soliciting material, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the Meeting. Please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the enclosed proxy card;
(2) VISIT THE WEBSITE noted on the enclosed proxy card to vote by Internet; or
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked at any time prior to its exercise at the Meeting.

By Order of the Board of Directors,

Andrew F. Puzder President and Chief Executive Officer
Carpinteria, California May 16, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

i

REPORT OF THE COMPENSATION COMMITTEE	33
SUMMARY COMPENSATION TABLE	34
ALL OTHER COMPENSATION TABLE	35
PERQUISITES TABLE	35
GRANTS OF PLAN-BASED AWARDS TABLE	36
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE	37
OPTION EXERCISES AND STOCK VESTED TABLE	39
NONQUALIFIED DEFERRED COMPENSATION TABLE	40
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	41

DIRECTOR COMPENSATION	44
FISCAL YEAR 2007 DIRECTOR COMPENSATION TABLE	44

TRANSACTIONS WITH OFFICERS AND DIRECTORS	46

PROPOSAL 2 – APPROVAL OF AMENDMENTS TO 2005 OMNIBUS INCENTIVE
COMPENSATION PLAN	51
Description of the Amendments to the 2005 Plan	51
Reasons for Amendments	52
Description of the 2005 Plan, as Amended	52
Types of Plan Awards	55
Change in Control	58
Section 162(m) Awards	59
Term of 2005 Plan	59
Benefits Under the 2005 Plan	59
Summary of Federal Income Tax Consequences of the 2005 Plan	59
Equity Compensation Plan Information	62

PROPOSAL 3 –RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	63
Fees Paid to Independent Registered Public Accounting Firm	63
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit
Services of Independent Registered Public Accounting Firm	64
Registered Public Accounting Firm Independence	64

REPORT OF THE AUDIT COMMITTEE	65

OTHER MATTERS	66
Other Business	66

FUTURE STOCKHOLDER PROPOSALS	66
Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with
Non-Management Directors	67
Incorporation by Reference	67

ANNEX A – CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF CKE RESTAURANTS, INC.	A-1
ANNEX B – 2005 OMNIBUS INCENTIVE COMPENSATION PLAN (As Amended April 17, 2007)	B-1

ii

CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013

_____________________

PROXY STATEMENT

Annual Meeting of Stockholders
June 11, 2007
_____________________

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of CKE Restaurants, Inc., a Delaware corporation (“CKE,” the “Company,” “we,” or “us”), for use at the Annual Meeting of Stockholders to be held at The Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, California, on Monday, June 11, 2007, at 10:00 a.m. Pacific Time (the “Annual Meeting” or the “Meeting”), and at any postponements or adjournments thereof. Stockholders will be admitted beginning at 9:45 a.m.

     This Proxy Statement, form of proxy and voting instructions are being mailed starting May 16, 2007.

Solicitation of Proxies

     At the Annual Meeting, the stockholders of CKE will be asked to (1) vote upon the election of three directors for a term expiring in 2010, (2) vote upon amendments to our 2005 Omnibus Incentive Compensation Plan, (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2008, and (4) act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     CKE’s Board of Directors is asking for your proxy for use at the Annual Meeting. All shares of CKE common stock represented by any properly executed proxy that are not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed returned proxy, the shares represented thereby will be voted FOR the election of the director nominees listed below, FOR the proposal to approve the amendments to our 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”), and FOR the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending on January 28, 2008. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting. A stockholder giving a proxy may revoke his or her proxy in the manner described below.

Annual Meeting Admission

     If you plan to attend the Annual Meeting, you may still vote your proxy prior to the Meeting. If you are a stockholder of record, please bring a photo ID to the Meeting. If you own stock through a bank, broker or other holder of record, you will need proof of ownership to attend or vote your shares at the Meeting. A recent brokerage statement and a letter from a broker are examples of proof of ownership.

Stockholders Entitled to Vote

     Holders of CKE common stock at the close of business on April 23, 2007, are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting. As of that date, there were 63,045,561 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Revocation of Proxies

     Proxies may be revoked at any time before they are exercised by:

1.	Written notice to the Secretary of the Company;

2.	Timely delivery of a valid, later-dated proxy; or

3.	Voting by ballot at the Annual Meeting.

     However, attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

HOW TO VOTE

     Your vote is important. Stockholders of record can vote by telephone, by Internet or by mail as described below. If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which voting options are available to you.

Vote by Telephone

     You can vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 10, 2007 (June 6, 2007, if you hold your shares through CKE’s Employee Stock Purchase Plan). Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by telephone you do not need to return your proxy card.

Vote by Internet

     You also can choose to vote by Internet. The website for Internet voting is on your proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 10, 2007 (June 6, 2007, if you hold your shares through CKE’s Employee Stock Purchase Plan). As with telephone voting, you can confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by Internet you do not need to return your proxy card.

Vote by Mail

     In order to be effective, completed proxy cards must be received by 9:30 a.m. Pacific Time on June 11, 2007 (June 6, 2007, if you hold your shares through CKE’s Employee Stock Purchase Plan). If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.

Voting at the Annual Meeting

     The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

     If other matters are properly presented at the Annual Meeting for consideration, the persons named on the proxy card will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Required Vote

     Quorum. The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (whether present in person or represented by proxy) is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. On all matters to come before the Meeting, each holder of common stock will be entitled to one vote per share, except that voting for directors may be cumulative.

     Election of Directors. In 2006, the Board adopted a majority voting standard for uncontested director elections. This means that each director in an uncontested election shall be elected by a “majority of the votes cast” by the shares entitled to vote on the election of directors. A “majority of the votes cast” means that the number of votes “for” a nominee for director must exceed fifty percent (50%) of the votes cast. Votes “against” a nominee for director will count as votes cast, but “abstentions” will not count as votes cast. In a contested election, directors shall be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors. In the election of directors, holders of common stock are entitled to as many votes as shall equal the number of votes that he or she would be entitled to cast (but for the cumulative voting provision) multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

     Amendments to 2005 Omnibus Incentive Compensation Plan. Approval of the amendments to our 2005 Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting. An abstention from voting on this matter will be treated as “present” for quorum purposes, and will have the same effect as a vote against the proposal.

     Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

     Broker Authority to Vote. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange (the “NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. The NYSE rules permit member brokers who do not receive instructions to vote on the election of directors and the proposal to ratify the appointment of our independent registered public accounting firm. However, under the NYSE rules, your broker may not vote your shares on the proposal relating to the 2005 Plan absent instructions from you. Without your voting instructions on these items a broker non-vote will occur.

Availability of Certain Documents

     The Notice of Annual Meeting and Proxy Statement and the Fiscal Year 2007 Annual Report are available through the Company’s Internet site at www.ckr.com under “Investors.” Our Annual Report and Form 10-K are not proxy soliciting materials.

     In addition, charters for our Audit, Compensation and Nominating & Corporate Governance Committees, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics and Code of Ethics for CEO and Senior Financial Officers are available at www.ckr.com under “Corporate Governance,” and a copy of the foregoing will be made available in print (without charge) to any stockholder upon request. In addition, a current copy of our Audit Committee Charter is attached to this Proxy Statement as Annex A.

Cost of Proxy Solicitation

     The cost of solicitation of proxies on the enclosed proxy card will be paid by CKE. In addition, following the mailing of this Proxy Statement, directors, officers and regular employees of CKE may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of CKE common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by CKE for their charges and expenses in connection therewith. In addition, CKE may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so, at an estimated cost of $6,500 plus out-of-pocket expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

Introduction

     The Board of Directors of CKE is divided into three classes. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

Annual Meeting

     The class of directors whose term expires as of the date of the Meeting consists of Messrs. Allumbaugh, Willey and Goldfarb. The proxies solicited hereby are intended to be voted for the following nominees: Messrs. Allumbaugh, Willey and Goldfarb. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the accompanying proxy card to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the Board’s nominees as possible. All of the nominees currently are members of the Board of Directors, and all of the nominees have been recommended and nominated for election or re-election, as the case may be, by our Nominating & Corporate Governance Committee and approved by the Board of Directors. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the Meeting. To the knowledge of CKE, all nominees are and will be able to serve.

     We encourage our directors to attend the Annual Meeting and believe that attendance at the Annual Meeting is just as important as attendance at meetings of the Board of Directors. All of our directors attended last year’s Annual Meeting.

     The Board of Directors has proposed the following nominees for election at the Annual Meeting as directors with terms expiring in 2010:

Byron Allumbaugh
Frank P. Willey
Matthew Goldfarb

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

     The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

NOMINEES FOR ELECTION OF DIRECTOR WITH TERMS CONTINUING UNTIL 2010

Name and Age as of the June 11, 2007 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Byron Allumbaugh	75	Mr. Allumbaugh has served as a director since 1996, and was appointed Chairman of the Board on July 19, 2005. Mr. Allumbaugh retired as Chairman of the Board of Ralphs Grocery Company on January 31, 1997, where he held numerous management positions from 1958, serving as Chief Executive Officer from 1976 to 1995 and Chairman of the Board from 1995 until his retirement. Currently a self-employed business consultant, Mr. Allumbaugh is also a past member of the Boards of Directors of the Automobile Club of Southern California and The Pantry, Inc.

Frank P. Willey	53	Frank P. Willey has served as a director since 1994. He also serves as a director and Vice Chairman of Fidelity National Financial, Inc. (“FNF”) since February 1984, and served as General Counsel of FNF from 1984 to January 1995, as well as its President from 1995 until March 2000.

Matthew Goldfarb	35	Mr. Goldfarb was appointed to the Board of Directors effective June 27, 2006. Mr. Goldfarb has been a Director of GSO Capital Partners since January of 2007. Prior to joining GSO Capital, Mr. Goldfarb had been a Director and Senior Investment Analyst at Pirate Capital LLC for approximately two years, and prior thereto was counsel at Icahn Associates Corp., an investment firm, from July 2000 to January 2005. Prior to that, Mr. Goldfarb was associated with the law firm of Schulte Roth & Zabel LLP.

DIRECTORS CONTINUING IN OFFICE UNTIL 2008

Name and Age as of the June 11, 2007 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Peter Churm	81	Mr. Churm has served as a director since 1979. Mr. Churm was Chairman of the Board of Furon Company from May 1980 through February 1992 and was President of that company for more than 16 years. From February 1992 until November 1999, Mr. Churm served as Furon’s Chairman Emeritus as well as a member of its Board of Directors.

Janet E. Kerr	52	Professor Kerr was appointed to the Board of Directors on April 5, 2004. Professor Kerr is currently a professor of law and the Executive Director of the Geoffrey H. Palmer Center for Entrepreneurship and the Law at Pepperdine University School of Law in Malibu, California. Professor Kerr has served as a consultant to various companies on Sarbanes-Oxley Act compliance and corporate governance. She has served as an appointed member of the Larta Advisory Board, formerly known as the Southern California Regional Technology Alliance, has founded several technology companies and is a well-known author in the areas of securities, corporate law and corporate governance, having published several articles and a book on the subjects. Professor Kerr was a co-founder of X-Labs, a technology company co-founded with HRL Laboratories.

Name and Age as of the June 11, 2007 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Daniel D. (Ron) Lane	72	Mr. Lane has served as a director since 1993. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc. Mr. Lane is also a director of FNF and Fidelity National Information Services, Inc.

Andrew F. Puzder	56	Mr. Puzder was appointed to the Board of Directors in May 2001. Mr. Puzder became Chief Executive Officer and President of CKE in September 2000. From February 1997 to September 2000, he served as Executive Vice President, General Counsel and Secretary of CKE. Mr. Puzder was also Executive Vice President of FNF from January 1995 to June 2000. Mr. Puzder was a partner in the Costa Mesa, California law firm of Lewis, D’Amato, Brisbois & Bisgaard from September 1991 to March 1994, and a shareholder in the Newport Beach, California law firm of Stradling Yocca Carlson & Rauth from March 1994 until joining FNF in 1995.

DIRECTORS CONTINUING IN OFFICE UNTIL 2009

Name and Age as of the June 11, 2007 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Carl L. Karcher	58	Mr. Karcher has served as a director since 1992. Mr. Karcher is the President of CLK, Inc., a Carl’s Jr. franchisee. Mr. Karcher has been a Carl’s Jr. franchisee since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by CKE in several capacities, including Vice President, Manufacturing and Distribution. Carl L. Karcher is the son of Carl N. Karcher, our founder and Director Emeritus.

Jerold H. Rubinstein	68	Mr. Rubinstein has served as a director since 2006. Mr. Rubinstein is Chairman of US Global Investors, Inc., a mutual fund advisory company. Mr. Rubinstein has started and sold many companies over the years including Bel Air Savings and Loan and DMX, a cable and satellite music distribution company. Most recently Mr. Rubinstein was Managing Partner in Music Imaging & Media Imaging International. Mr. Rubinstein started and sold XTRA Music Ltd., a satellite and cable music distribution company in Europe. Mr. Rubinstein is both a CPA and attorney.

Daniel E. Ponder, Jr.	52	Mr. Ponder has served as a director since April 2001. He is currently the President and Chairman of the Board of Ponder Enterprises, Inc., a franchisee of Hardee’s restaurants. He has been a Hardee’s franchisee for over 21 years. Mr. Ponder served in the Georgia legislature until January 2001. Mr. Ponder was the 2003 recipient of the John F. Kennedy Profile in Courage Award.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age as of the June 11, 2007 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
E. Michael Murphy	55

Mr. Murphy became Executive Vice President, General Counsel and Secretary of CKE in February 2001, after serving as Senior Vice President of the Company and Senior Vice President, General Counsel of Hardee’s Food Systems, Inc. from July 1998. He was also named Chief Administrative Officer of the Company in August 2006. For the ten years prior to 1998, Mr. Murphy was a partner of The Stolar Partnership law firm in St. Louis, Missouri.

Theodore Abajian	43	Mr. Abajian was appointed Executive Vice President and Chief Financial Officer of the Company in May 2003. From March 2002 to May 2003, he served as Executive Vice President, Chief Administrative Officer. From November 2000 to March 2002, Mr. Abajian served as President and Chief Executive Officer of Santa Barbara Restaurant Group, and as its Executive Vice President and Chief Financial Officer from May 1998. In addition, from January 2000 to October 2000, Mr. Abajian held the position of Senior Vice President and Chief Financial Officer for Checkers Drive-In Restaurants, Inc., and served as the Chief Financial Officer of Star Buffet, Inc. from July 1997 to May 1998. Mr. Abajian also served as a director of Staceys Buffet, Inc. from October 1997 to February 1998, and was Vice President and Controller with Summit Family Restaurants, Inc. from 1994 to 1998.

Bradford R. Haley	49

Mr. Haley was appointed Executive Vice President, Marketing for Hardee’s Food Systems, Inc. in September 2000. He also assumed responsibility for Carl’s Jr. marketing in January 2004. Prior to joining Hardee’s Food Systems, Inc., Mr. Haley worked as Chief Marketing Officer for Church’s Chicken. From 1992 to 1999, Mr. Haley served as Corporate Vice President of Marketing Communications for Jack in the Box Inc.

Noah J. Griggs, Jr.	44	Mr. Griggs was appointed Executive Vice President, Hardee’s Operations for Company-operated restaurants in July 2000 and assumed the same responsibilities with franchisee-operated restaurants in July 2002. Prior to that, he served as Vice President of Quality and Standards beginning in July 1996 and Senior Vice President of Operations in April 1998. Prior to joining Hardee’s Food Systems, Inc., Mr. Griggs worked as Vice President of Operations for one of Hardee’s largest franchisees.

OWNERSHIP OF THE COMPANY’S SECURITIES

Principal Stockholders

     The following table sets forth certain information regarding persons or entities, other than directors and Named Executive Officers (defined below), known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

	Number of
Stockholder	Shares Held (1)	Percentage (2)
Capital Research and Management Company(3)	4,850,000	7.69%
333 South Hope Street
Los Angeles, CA 90071

Richard H. Pickup (4)	4,518,400	7.17%
2321 Alcova Ridge Drive
Las Vegas, NV 89134
____________________

(1)	All share amounts are based upon the most recent Securities and Exchange Commission filings available.
(2)	Calculated based on 63,045,561 shares of CKE common stock outstanding on April 23, 2007.
(3)	Pursuant to the Schedule 13G filed on February 12, 2007, Capital Research and Management Company is deemed to be the beneficial owner of 4,850,000 shares as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940, including SMALLCAP World Fund, Inc., which is the beneficial owner of 3,600,000 shares.
(4)	Pursuant to the Schedule 13D/A filed on February 14, 2007, by Dito Devcar Corporation, Dito Caree, LP, the Pickup Family Trust, Plus Four Equity Partners, LP, TD Investments LLC, CRUT II, Richard H. Pickup, Dito Devcar, LP and the TB Fund LLC (collectively, “Reporting Entities”) are record holders of the shares. Each of the Reporting Entities is directly or indirectly controlled or operating for the benefit of Richard H. Pickup.

Security Ownership of Directors and Named Executive Officers

     The following table sets forth certain information regarding beneficial ownership of CKE’s common stock as of April 23, 2007, by (i) each director of CKE, (ii) CKE’s Principal Executive Officer, Principal Financial Officer and each of its other most highly compensated executives (collectively, the “Named Executive Officers”), and (iii) all directors and Named Executive Officers of CKE as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

	Shares Beneficially Owned
	Common		Common Stock	Total Share	Percentage
Name	Stock		Equivalents(1)	Ownership	of All Shares(2)
Directors —
Daniel D. (Ron) Lane	863,676	(3)	50,000	913,676	1.45%
Byron Allumbaugh	86,285	(4)	156,667	242,952	*
Peter Churm	46,765	(5)	145,000	191,765	*
Carl L. Karcher	818,846	(6)	65,000	883,846	1.40%
Daniel E. Ponder, Jr.	35,865		35,000	70,865	*
Frank P. Willey	382,704		51,667	434,371	*
Andrew F. Puzder, Chief Executive Officer	826,985	(7)	873,622	1,700,607	2.70%
Janet E. Kerr	20,833		15,000	35,833	*
Matthew Goldfarb	21,924		0	21,924	*
Jerold H. Rubinstein	20,000		0	20,000	*
Ronald B. Maggard, Sr.(8)	0		5,000	5,000	*
Executive Officers —
E. Michael Murphy	107,093		227,127	334,220	*
Theodore Abajian	161,568		214,384	375,952	*
Bradford R. Haley	18,386		98,334	116,720	*
Noah J. Griggs, Jr.	15,552		118,267	133,819	*
Directors and Officers as a Group (14 persons) (9)	3,426,482		2,050,068	5,476,550	8.69%
____________________

*	Represents less than 1% of the Company’s common stock.
(1)	“Common Stock Equivalents” include stock options or other convertible securities exercisable within 60 days after April 23, 2007.
(2)	Calculated based on 63,045,561 shares of CKE common stock outstanding on April 23, 2007.
(3)	Including 232,147 share of CKE common stock held indirectly by Mr. Lane through Daniel V., a Nevada corporation of which Mr. Lane is sole shareholder and a director, as well as 175,288 shares of common stock held by a family trust.
(4)	Including 46,285 shares of CKE common stock held indirectly by Mr. Allumbaugh through a family trust.
(5)	Including 23,865 shares of CKE common stock held indirectly by Mr. Churm through a community property trust as well as 400 shares of common stock held by Mr. Churm’s wife.
(6)	Including 648,400 shares of CKE common stock held indirectly by Mr. Karcher through the Carl N. and Margaret M. Karcher Trust, of which Mr. Karcher serves as co-trustee, and 150,446 shares of common stock held by the Carl L. Karcher Family Trust.
(7)	Including 4,960 shares of CKE common stock held indirectly by Mr. Puzder through UTMA accounts owned for the benefit of his children.
(8)	Mr. Maggard was a director of the Company until his resignation on June 27, 2006.
(9)	Excluding Mr. Maggard who resigned as a director of the Company as indicated above.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CKE’s executive officers and directors, and persons who own more than 10% of a registered class of CKE’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish CKE with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CKE believes that, during fiscal year 2007, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied except that Messrs. Abajian, Murphy and Puzder each had one late Form 4 filing relating to the issuance of shares pursuant to the terms of our Employee Stock Purchase Program.

GOVERNANCE OF THE COMPANY

Corporate Governance Principles

     Pursuant to the Delaware General Corporation Law and the Company’s bylaws, CKE’s business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

     The Board of Directors selects, with input from the Chief Executive Officer, the senior management team, which is charged with the conduct of the Company’s business. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management and monitors their performance.

Meetings of the Board of Directors

     During fiscal year 2007, the Board of Directors met 17 times. Other than Mr. Maggard, who resigned from our Board effective as of June 27, 2006, all of our directors attended 75% or more of all meetings of the Board of Directors in fiscal year 2007.

Director Independence

     The corporate governance listing standards of the NYSE require that we have and maintain a board with at least a majority of “independent” directors. In addition to setting forth the minimum standards for independence, the new NYSE rules require that the Board annually affirmatively determine the independence of each of our directors. Generally, to qualify as independent, a director must not have any direct or indirect material relationship with us. The Board has determined that it would be appropriate to apply a higher standard of independence than the minimum requirement established by the NYSE. Such requirements are set forth in our Corporate Governance Guidelines, a copy of which is available under the section titled “Corporate Governance” on our website at www.ckr.com, and a copy of which will be made available in print (without charge) to any stockholder upon request.

     The Board has determined that a director will not be considered independent if, within a one-year (or three-year, if the date of determination is on or after November 4, 2004) period: (i) a director is or has been an employee, or a member of a director’s immediate family is or has been an executive officer, of the Company; (ii) a director, or a member of a director’s immediate family, receives or has received, more than $75,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) a director is or has been affiliated with or employed by, or a member of director’s immediate family is or has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company; (iv) a director, or a member of a director’s immediate family, is or has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; (v) a director is or has been an executive officer or an employee, or a member of a director’s immediate family is or has been an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $750,000 or one percent of such other company’s consolidated gross revenues; (vi) a director, or a member of a director’s immediate family, is or has been associated with a charitable organization that receives payments from the Company in an amount which, in any single fiscal year, exceeds the greater of $750,000 or one percent of such charitable organization’s annual gross revenues; and (vii) a director is a principal of a law firm, an investment banking firm, a financial advisory firm or a consulting firm that performs services for the Company, and payments made by the Company to the firm in any single fiscal year exceeds one percent of the firm’s annual gross revenues.

     The Board has determined that the following relationships generally will not be considered to be material relationships that would impair a director’s independence: (i) if a director has any relationship described in items (ii), (v), (vi) and (vii) above where the payments do not exceed the guidelines provided therein; (ii) if a director owns equity securities of the Company, or securities convertible into the equity securities of the Company; (iii) if a director is an executive officer, director or equity owner of another company that owns less than 10% of the equity securities of the Company, or securities convertible into the equity securities of the Company; and (iv) if a director is an executive officer, director or equity owner of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness to the other is less than one percent of the total consolidated assets of the other company. For relationships not covered by items (i) through (iv) of this paragraph, the determination of whether the relationship is material or not, and therefore whether a director would be independent or not, shall be made by the entire Board and in accordance with the applicable NYSE rules.

     In accordance with the standards set forth in our Corporate Governance Guidelines and in light of the NYSE rules on board independence, the Board has reviewed the independence of each of our directors. During the review of the independence of our directors, the Board reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management and employees, including those transactions that are more fully described in this proxy statement under the heading “Transactions with Officers and Directors.” The purpose of this review was to determine the independence of each director and whether such director would be considered an independent director under the NYSE rules.

     As a result of this review, the Board affirmatively determined that 6 of 9 directors currently are independent under our Corporate Governance Guidelines. These independent directors are Byron Allumbaugh, Peter Churm, Matthew Goldfarb, Janet E. Kerr, Jerold H. Rubinstein, and Frank P. Willey.

Introduction to Committees of the Board of Directors

     While it is the general policy of the Company that all major decisions be considered by the Board of Directors, the Board utilizes certain committees to further perform its duties. In accordance with SEC and NYSE rules, CKE has an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee.

Audit Committee

     The Audit Committee currently consists of Messrs. Rubinstein (Chairman), Willey and Allumbaugh. The Audit Committee operates under a written Charter adopted by the Board of Directors, which is available through the Company website at www.ckr.com, and a copy of which will be made available in print (without charge) to any stockholder upon request. The primary purposes of our Audit Committee are: (a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm; (b) to decide whether to appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. During fiscal year 2007, our Audit Committee met five times.

     The Audit Committee and the Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described under “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors” below. The Board of Directors and the Nominating & Corporate Governance Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. The Board of Directors has determined that Mr. Rubinstein is an “audit committee financial expert” within the meaning of the rules of the SEC. The Report of the Audit Committee is included below.

Compensation Committee

     The Compensation Committee currently consists of Messrs. Churm (Chairman) and Rubinstein and Ms. Kerr. Each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE. The Compensation Committee operates under a written Charter adopted by the Board of Directors which is available through the Company website at www.ckr.com, and a copy of which will be made available in print (without charge) to any stockholder upon request. The primary purposes of our Compensation Committee are: (a) to determine and approve the compensation of our Chief Executive Officer and certain of our other executive officers; (b) to make recommendations to the full Board of Directors regarding our incentive compensation plans and equity-based plans; and (c) to prepare a report on executive compensation required by the rules and regulations of the SEC. During fiscal year 2007, our Compensation Committee met six times. For more information regarding the Compensation Committee, including the Compensation Committee Report on Executive Compensation, please see the Compensation Discussion and Analysis section of this Proxy Statement.

Nominating & Corporate Governance Committee

     Our Nominating & Corporate Governance Committee currently consists of Ms. Kerr (Chairman) and Messrs. Allumbaugh and Goldfarb. Each member of our Nominating & Corporate Governance Committee is “independent” within the meaning of the rules of the NYSE. The Nominating & Corporate Governance Committee operates under a written Charter adopted by the Board of Directors which is available through the Company website at www.ckr.com, and a copy of which will be made available in print (without charge) to any stockholder upon request. The primary purposes of our Nominating & Corporate Governance Committee are: (a) to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in our Corporate Governance Guidelines; (b) to oversee the evaluation of the performance of the Board of Directors and our Chief Executive Officer; and (c) to take a leadership role in shaping the corporate governance of the Company, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to the Company. In identifying and recommending nominees for positions on the Board of Directors, the Nominating & Corporate Governance Committee places primary emphasis on the criteria set forth under “Guidelines and Procedures — Selection Criteria” in the Nominating & Corporate Governance Committee Charter, namely: (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the needs of the Company.

     The Nominating & Corporate Governance Committee does not set specific minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the Nominating & Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. The Nominating & Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential candidates for its consideration. Once a candidate is identified whom the Nominating & Corporate Governance Committee wants to seriously consider and move toward nomination, a member of the Nominating & Corporate Governance Committee enters into a discussion with that nominee. The Nominating & Corporate Governance Committee will consider nominees recommended by stockholders. The policy adopted by the Nominating & Corporate Governance Committee provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Nominating & Corporate Governance Committee for election at our 2007 Annual Meeting of Stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our Bylaws in accordance with the procedures for submitting stockholder recommendations explained below under “Other Matters — Future Stockholder Proposals.” During fiscal year 2007, our Nominating & Corporate Governance Committee met nine times.

     In addition, under our new majority voting standard for uncontested director elections, if an incumbent director fails to be elected, the Nominating & Corporate Governance Committee is responsible for making a recommendation to the Board about whether to accept the director’s resignation offer. In determining whether or not to recommend that the Board accept the resignation offer, the Nominating & Corporate Governance Committee will consider all factors that it believes are in CKE’s best interests.

Non-Management Directors

     The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors will meet independent of management, including at least one executive session per year which will include only the independent non-management directors. The presiding director at the executive sessions will be elected by the vote of the independent non-management directors at each such executive session.

     Stockholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described on the Company website at www.ckr.com.

Committee Membership & Meetings

     The table below provides membership and meeting information for each of the Board committees as of the last day of fiscal year 2007, which was January 29, 2007.

Nominating
& Corporate
Name	Audit		Compensation		Governance
Byron Allumbaugh	X				X
Peter Churm			X	*
Matthew Goldfarb					X
Carl. L. Karcher
Janet E. Kerr			X		X *
Daniel D. (Ron) Lane
Daniel E. Ponder, Jr.
Andrew F. Puzder
Jerold H. Rubinstein	X	*	X
Frank P. Willey	X
Meetings	5		6		9
____________________

*	Chairman

COMPENSATION DISCUSSION AND ANALYSIS

Current Compensation Philosophy and Objectives

     The Company’s current compensation philosophy is the result of an evolutionary process that began in fiscal year 2001 (which ended in January 2001). During the Company’s fiscal year 2001, the Company was becoming financially and operationally challenged. The Company had $618,000,000 of borrowed debt outstanding at the end of its second fiscal quarter (excluding capital leases), a declining Adjusted EBITDA (as calculated for its senior lenders) and a low stock price of $1.96 on October 18, 2000. The Company also suspended its dividend payments during this fiscal year. With the Company operations in a state of decline, and with substantial losses and a decreasing cash flow from operations, the Company was fighting for its survival.

     Also during fiscal year 2001, the Company’s then Chief Executive Officer resigned. After due deliberation, in September 2000, the Board turned to Andrew F. Puzder. At that time, Mr. Puzder was the General Counsel and Secretary of the Company, and he had just recently (June 2000) been appointed the President and Chief Executive Officer of Hardee’s, a subsidiary of the Company, to deal with its operational challenges. Even though Mr. Puzder had neither significant QSR (quick service restaurant) operating experience, nor significant experience as a corporate “turnaround” specialist at that time, the Board nevertheless felt that the Company was in need of his strong leadership, administrative and legal skills.

     Mr. Puzder, as Chief Executive Officer, proceeded to assemble the executive team that he felt was necessary to tackle the challenges facing the Company. In this regard, with Board direction and approval, he immediately selected E. Michael Murphy, who was then employed by the Company as Hardee’s General Counsel, to be Executive Vice President and General Counsel (and essentially the number two officer). Mr. Puzder then began searching for the right Chief Financial Officer. In fiscal year 2004, Mr. Puzder determined, with Board direction and approval, that Mr. Theodore Abajian, who had experience as both a financial executive and a chief executive officer of a public QSR company, was the right person for this position. As a result, Messrs. Puzder, Murphy and Abajian became, and currently are, the top three executive officers of the Company. As described in the Company’s prior proxy statements, each of these individuals was given an Employment Agreement, which detailed the terms of his respective employment arrangements.

     The Board also felt that separate executives should be made responsible for the operations conducted by each of the Company’s two primary brands, Carl’s Jr. and Hardee’s, and a third executive responsible for marketing all of the Company’s brands. In January 2004, because of a competitive labor market, the Board desired to provide stability to each of these positions. Accordingly, the Company extended to each of the persons who had been successfully performing these duties, Richard Fortman (Carl’s Jr.), Noah J. Griggs, Jr. (Hardee’s) and Bradford R. Haley (Marketing), an Employment Agreement, which detailed the terms of his respective employment arrangements. Each of these executives reports directly to Mr. Puzder, and, collectively, they are the Company’s next three highest paid executives for fiscal year 2007.

     The compensation for these six officers was, in large part, provided for in their respective Employment Agreements, and as detailed in prior proxy statements. This compensation was, generally, based on the experience of and performance by these individuals, and dictated by the facts and circumstances of the Company and its performance at the time. Fiscal year 2006, however, became a year of planned positive change.

     When Mr. Puzder first assumed the position of Chief Executive Officer in September 2000, the Company was viewed as a highly troubled and vulnerable “turnaround” situation. This continued to be the case through fiscal year 2005, even though the Company had made important progress in reducing its debt and improving sales of both brands, including repositioning Hardee’s to the verge of profitability. However, the Company believes, and its investment banker supported this belief, that fiscal year 2006 was the breakout year. It was believed that, by the end of fiscal year 2006, the Company had successfully completed its turnaround.

     For fiscal year 2006, the Company had (i) a net income of $181,000,000 (as restated in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2007), (ii) an Adjusted EBITDA (as calculated for the Company’s senior lenders) of $152,000,000, (iii) an average unit volume of $1,341,000 and $874,000 for the Company operated Carl’s Jr. and Hardee’s restaurants, respectively, (iv) average annual same-store sales increases for the preceding three years of 4.3% and 3.1% for Company operated Carl’s Jr. and Hardee’s restaurants, respectively, and (v) substantial decreases in restaurant operating costs from fiscal year 2001. In addition, by the end of fiscal year 2006, the Company had reduced its outstanding borrowed debt (excluding capital leases) by $405,000,000 from the end of the second quarter of fiscal year 2001, and had a stock price of $15.51. As a result, the strategic planning for the Company was switched from “turnaround” to growth, and to enhancement of stockholder value and return of value to stockholders. In this regard, the Company resumed a dividend payment and adopted a stock repurchase program (which, as of the date of this Proxy Statement, has resulted in approximately $174,000,000 being expended for the repurchase of Company shares).

     During fiscal year 2006, because of the Company’s success and the performance of its management team, another important challenge to the Company was developing. There became an increased demand for talented executives with a proven track record of success, and, accordingly, the Committee believed that there developed an interest in the Company’s executive team by outside influences and possibly competitors. In part, this demand was driven by the circumstances of the QSR industry and other related sectors and, in part, by the significant increase in private equity firm activity. Whatever the reason for this demand, it was believed by the Board that its executive team was a significant asset of the Company that required protection.

     As a result of the confluence of these developments, in early fiscal year 2007, the Company’s Compensation Committee undertook a thorough analysis of the compensation packages then in place for Messrs. Puzder, Murphy and Abajian. The primary objectives of this analysis were to assess whether the compensation package for each of these executives (i) was effective to retain and incentivize each of these executives, (ii) was an appropriate and fair reward for their prior performance, and (iii) was adequately tied to the interests of the Company’s stockholders. These objectives reflect the current primary compensation philosophy of the Compensation Committee.

Targeted Overall Compensation

     To assist the Compensation Committee in its analysis of the entire compensation packages for its executive officers, the Committee engaged the services of J. Richard with J. Richard & Co., an executive compensation consultant and a compensation committee advisor. Mr. Richard is an independent compensation advisor to only the Company’s Compensation Committee. He performs no other services for the Company or any of its affiliates. Mr. Richard had previously been engaged by the Company’s Compensation Committee to advise regarding executive and Board compensation matters, and, in this regard, had previously issued to the Compensation Committee a report on October 27, 2005, that included not only Messrs. Puzder, Murphy and Abajian, but also Messrs. Fortman, Griggs and Haley.

     Mr. Richard selected 12 peer group companies. He then conducted an extensive analysis of their compensation practices, and compared them to the Company’s compensation practices. The 12 companies in this peer study group were Applebee’s International, Inc., Brinker International, Inc., California Pizza Kitchen, Inc., Cheesecake Factory Incorporated, Dominos Pizza, Inc., Jack in the Box Inc., Krispy Kreme Doughnuts, Inc., Outback Steakhouse, Inc., Panera Bread Company, Red Robin Gourmet Burgers, Inc., Ruby Tuesday, Inc. and Wendy’s International, Inc. Mr. Richard also conducted interviews with persons outside the Company which he thought could add valuable insight to the analysis, and he took note of (i) the “remarkable success that has been achieved over the last five (5) years,” with supporting data and evidence, and (ii) the efficiency with which the Company is managed, with each of the top three executive officers performing duties that are, in many companies, performed by two or more persons. Examples of this efficiency are:

1.	The Company does not have both a CEO and a COO, as Mr. Puzder performs both functions;

2.

Mr. Murphy is not only General Counsel but he also is responsible for the Company’s franchising operations, and he is the Chief Administrative Officer, with human resources and IT reporting to him; and

3.

The Company does not have a separate treasury function, as Mr. Abajian essentially fulfills both the accounting and treasurer duties, together with being responsible for the Company’s Carl’s Jr. food distribution operations and the Company’s firm wide equipment purchasing and distribution operations.

     After Mr. Richard completed his review, analysis and comparison, he rendered a report entitled “Executive Officer Total Compensation and Equity Participation Review” to the Compensation Committee on August 10, 2006, in which he made certain recommendations regarding the total compensation packages for Messrs. Puzder, Murphy and Abajian. These recommendations were supported by analysis and data.

     The Compensation Committee then began the process of determining what, if any, changes should be made to the current Employment Agreements for each of these three executive officers. This process included three meetings by the Compensation Committee and several communications between meetings. Also, since it was important to the Committee that the executives feel, at the end of the process, that they were treated fairly, the Committee solicited input from these executives. This input was provided both in writing and verbally when the executives were asked to appear at certain of the Committee meetings. The Committee realized the complexities of comparing total compensation packages with other peer companies, as these total compensation packages varied widely in their amounts, makeup and mix. As a result, by seeking input from the executives, the Committee felt that it could better assess the proper mix of compensation, and the amounts thereof, for these executives. During this process, and as input was received from the executives, further input and advice was also provided by Mr. Richard.

     This process extended over a two-month period, culminating on October 12, 2006, in an amendment being made to the current Employment Agreement that the Company has with each of Messrs. Puzder, Murphy and Abajian. The Compensation Committee concluded, in amending these Employment Agreements, that (i) these three executives had earned the right to be in the higher percentiles of compensation within the peer company study group, (ii) their compensation should be a mix between cash and equity, and (iii) a substantial portion of their compensation should be based on performance. The Compensation Committee also noted, as part of its compensation determinations and as part of the Company’s current compensation philosophy, that the Company does not provide any pension or retirement benefits to its executives, thus avoiding any burdensome payments associated with an executive’s retirement. The Committee believes that this also incentivizes the executive to meet the performance criteria to better provide for his retirement years.

     There were a few requests that the executives made that were not included in these amendments, such as a tax gross-up and additional change-in-control benefits; however, the Committee did not believe that these were appropriate at this time. Even though these requests were not accepted, the Committee believes that the Company’s total compensation packages for these three executives now achieve its objectives of retaining, rewarding and incentivizing them, and, at the same time, better aligning their interests to those of the Company’s stockholders. The details and outcome of this process are described below.

     With respect to the compensation packages for Messrs. Fortman, Griggs and Haley, the Compensation Committee generally relies on recommendations made by Mr. Puzder. Each of these executives has an Employment Agreement that provides for a base salary and an annual cash bonus to be determined at the discretion of Mr. Puzder. Upon completion of each fiscal year, Mr. Puzder reviews and makes recommendations to the Compensation Committee regarding the amount of bonus to each for the prior fiscal year. At the same time, Mr. Puzder determines if he will recommend to the Committee an equity award for any or all of these executives, and whether there should be any increase in their base salary for the next fiscal year, all of which are completely discretionary. These recommendations are based primarily on Mr. Puzder’s assessment of the individual performances of each of these executives for the prior fiscal year, the compensation report by Mr. Richard, and the competitive nature of the executive labor environment. Specific aspects of performance heavily weighted by Mr. Puzder for all three executives are (i) improvement in same-store sales, (ii) increase in the average unit volume of the Company operated restaurants, (iii) decrease in operating expenses, and (iv) comparison to the performance of the Company’s competitors. Also, Mr. Puzder takes into account the efficiency of Mr. Haley, who is responsible for the marketing of both Carl’s Jr. and Hardee’s brands, roles previously performed by two persons. Mr. Puzder’s philosophy and objectives in reviewing the compensation packages for each of these executives is consistent with the Compensation Committee’s philosophy and objectives expressed above on page 13. Because of the discretionary elements of the compensation packages for Messrs. Haley, Fortman and Griggs, which two of the three will be included as a Named Executive Officer may vary from year to year among the three. For fiscal year 2007, Messrs. Haley and Griggs are the other two Named Executive Officers.

Salary

     A substantial portion of the total compensation for Messrs. Puzder, Murphy and Abajian is based upon performance. However, the Compensation Committee realized that it was important that the total compensation package provide for a reasonable base salary for its executive officers in the event that the criteria necessary to earn the performance rewards are not met.

     During the past several years, the Compensation Committee has been gradually increasing the base salaries of Messrs. Puzder, Murphy and Abajian, and their respective percentile within the peer company study group, commensurate with their performance and the success of the Company. Based upon Mr. Richard’s analysis of the peer company study group, for fiscal year 2005, these base salaries were approximately in the 75th percentile for Messrs. Puzder and Abajian, and the 50th percentile for Mr. Murphy. The Compensation Committee felt that these base salary percentiles were appropriate for these executives.

     In connection with the Compensation Committee’s comprehensive review of the compensation packages for Messrs. Puzder, Murphy and Abajian during fiscal year 2007, the Committee asked Mr. Richard for his recommendation regarding the current base salaries for these executives. Mr. Richard analyzed (i) the available salary information for the peer company study group, (ii) the scope of responsibilities and duties performed by these executives (as noted above on page 18) and (iii) their respective performances. Based on this analysis, Mr. Richard recommended an increase for each of Messrs. Puzder, Murphy and Abajian within a percentage range of his then current base salary.

     The Compensation Committee reviewed Mr. Richard’s recommendations and the supporting analysis. The Compensation Committee also graded the performance by these executives as outstanding, and concluded that they manage the Company with extreme efficiency, each performing multiple functions of management. As a result, the Committee determined that these executives earned an increase to their base salaries at the higher end of the recommendation. Accordingly, during fiscal year 2007, as part of the amendments on October 12, 2006 to the Employment Agreements with each of Messrs. Puzder, Murphy and Abajian, the base salary of each was increased as follows:

Executive:	From:	To:
Mr. Puzder	$925,000	$1,000,000
Mr. Murphy	475,000	525,000
Mr. Abajian	375,000	425,000

     With respect to Messrs. Haley and Griggs, at the conclusion of fiscal year 2006, Mr. Puzder assessed the criteria set forth on pages 18 to 19 above under “Targeted Overall Compensation” and determined and recommended to the Compensation Committee that the base salaries of Messrs. Haley and Griggs be increased by $9,998 (to $309,998) and $25,014 (to $300,014), respectively, per annum, commencing in fiscal year 2007. At the conclusion of fiscal year 2007, again using this same criteria set forth above, Mr. Puzder determined and recommended to the Compensation Committee that the base salaries of Messrs. Haley and Griggs be increased by $40,002 (to $350,000) and $20,000 (to $320,014), respectively, per annum, commencing in fiscal year 2008.

Annual Bonus

     The Compensation Committee has believed, and currently believes, that an important element of the executive’s cash compensation should be a cash bonus, but that this bonus should be based on planned performance. The Committee also believes that, if the performance criteria is met, the cash bonus should be meaningful and one that the executive will work hard to earn. Similarly, it should be a bonus that, if it is earned, means that the stockholders are also seeing their value increased.

     Based on these beliefs, effective for fiscal year 2005, the Employment Agreements with each of Messrs. Puzder, Murphy and Abajian were structured to provide for an annual cash bonus based on performance. The performance criteria for each of these executives is the same, as follows:

  For each fiscal year, the Compensation Committee approves, at the beginning of the year, a “target income.” Generally, the “target income” is the “Income before taxes, discontinued operations and the cumulative effect of accounting charge for goodwill” reflected in the annual budget for that fiscal year, as approved by the Board. In developing this annual budget each year, the Board normally expects realistically achievable improvement over the prior year.

  Upon completion of the fiscal year, the “actual income” for the year is compared to the “target income.”
  If the “actual income” has the following percentage relativity to the “target income,” the indicated bonus amount will be earned:
Relativity:	Bonus Amount:
Under 80%	0
Between 80% and 100%	A percentage of base salary on a sliding scale beginning at 50% and sliding to 100%.
Between 100% and 120%	A percentage of base salary on a sliding scale beginning at 100% and sliding to a maximum of 250% of base salary for Mr. Puzder and 200% of base salary for Messrs. Murphy and Abajian.
Greater than 120%	A maximum of 250% of base salary for Mr. Puzder and 200% of base salary for Messrs. Murphy and Abajian.

     The Compensation Committee requested that Mr. Richard also include this cash bonus in his analysis of the executives’ compensation packages. Based on Mr. Richard’s analysis, he recommended that there be no change to the bonus formula, or the amount of the bonus to be earned. Based on Mr. Richard’s report, if the full bonus was earned by Messrs. Puzder, Murphy and Abajian, this bonus, together with the respective base salary of each, would place the total cash compensation of each in approximately the 75th, 60th and 75th percentile, respectively, of the peer company study group. The Compensation Committee accepted the recommendation of Mr. Richard, and no change was made to the bonus formula, or the amount of bonus that can be earned.

     The Committee felt that this bonus formula has worked effectively since its adoption. Since, under the current Employment Agreement with each of Messrs. Puzder, Murphy and Abajian, this formula expired after fiscal year 2007, the Committee approved, in the amendment on October 12, 2006 to each Employment Agreement, the extension of this bonus formula, and the amount of bonus, through fiscal year 2010.

     The Employment Agreement with each of Messrs. Haley, Fortman and Griggs provides that his annual cash bonus will be at the discretion of Mr. Puzder. In this regard, Mr. Puzder currently establishes for each fiscal year a “budgeted operating income” for each of Carl’s Jr., Hardee’s and Carl’s Jr. and Hardee’s combined. Upon the completion of the fiscal year, the “actual operating income” of each is compared to the respective “budgeted operating income.” Mr. Fortman’s cash bonus is a percentage of his salary based upon the level of actual performance of the Carl’s Jr. operations for the fiscal year compared to its budgeted performance. Mr. Griggs’ cash bonus is a percentage of his salary based upon the level of actual performance of the Hardee’s operations for the fiscal year compared to its budgeted performance. Mr. Haley’s cash bonus is a percentage of his salary based upon the level of actual performance of the combined Carl’s Jr. and Hardee’s operations for the fiscal year compared to their combined budgeted performance. If the “actual operating income” is below a specified threshold amount of “budgeted operating income,” there is no bonus. However, if the “actual operating income” exceeds the threshold amount of “budgeted operating income,” the bonus increases as the excess amount increases, to a specified cap. In all events, Mr. Puzder may, in his discretion, adjust the bonus amount, if any, resulting from this formula based upon the other criteria described in this section.

Equity Incentives

     During the first half of fiscal year 2007, it was suggested to the Compensation Committee by outside investment banking advisors that the Company’s executive team may be vulnerable to outside poaching because of their insubstantial equity interest in the Company. Because the executive team had become a very valuable asset of the Company, the Compensation Committee asked Mr. Richard to analyze this threat.

     Mr. Richard undertook, as part of his analysis of the total compensation packages of Messrs. Puzder, Murphy and Abajian, an in-depth review of the retention effectiveness of the current equity participation program. In this regard, among other things, Mr. Richard reviewed (i) the historic equity awards to these executives, (ii) the equity programs of the peer company study group, (iii) surveys and research reports regarding compensation trends, (iv) the performance of these executives over the past several fiscal years, and (v) the stockholder value created during the Company’s management by these executives. In addition, Mr. Richard interviewed persons from the financial markets regarding both the marketability of these executives and the impact on equity trends due to the significant activity of private equity funds in the financial markets.

     Based on Mr. Richard’s review and analysis, he concluded that “CKE is highly vulnerable in not providing sufficient retention effectiveness in its long-term incentive/equity participation program. This is occurring at a time when demand for top talent is very high.” Mr. Richard also noted the remarkable success that the Company and this management team have achieved over the past five years, with supporting data and commentary from research analysts.

     Based on this conclusion, Mr. Richard recommended to the Compensation Committee that (i) substantially more equity participation is needed for Messrs. Puzder, Murphy and Abajian, (ii) the form of equity participation should be “full-value shares” in the form of “restricted share” awards, and (iii) substantially all of this participation should be performance based. In this regard, Mr. Richard specifically recommended that 300,000 restricted shares should be awarded to Mr. Puzder in each of fiscal years 2007, 2008, 2009, 2010 and 2011 (for a total of 1,500,000 shares), and 75,000 restricted shares should be awarded to both Mr. Murphy and Mr. Abajian in each of these same fiscal years

(for a total of 375,000 shares each). In both cases, Mr. Richard recommended that vesting should be approximately 87% performance based after three years from date of award and 13% time based over four to five years.

     The Compensation Committee then analyzed Mr. Richard’s recommendations in great detail. The Committee, based on its analysis, concluded that the equity participation program for its top three executives needed to be improved in order to achieve its retention objectives. Based on input from the executives, the Compensation Committee also considered a “tax gross-up” and an extension of existing change in control provisions. However, the Committee concluded that it was not appropriate at the present time to provide for a “tax gross-up” or any extension of existing change in control provisions.

     The Committee’s primary focus thus became (i) the number of shares to be awarded, (ii) whether the awards should be restricted shares, options, and/or other equity based instruments, (iii) the mix between performance based and time based vesting, (iv) the performance criteria, (v) the vesting periods, and (vi) further restrictions on resale after the restricted shares vested. After further analysis, the Compensation Committee essentially accepted Mr. Richard’s recommendations that (a) the total number of shares to be awarded over the five year time period should be 300,000 to Mr. Puzder and 75,000 to each of Messrs. Murphy and Abajian, per year, (b) the shares should be restricted shares, with a $0.00 purchase price, and (c) the vesting mix should be 80% to performance based (to provide maximum incentive and to better align the executives’ interests with those of the stockholders) and 20% to time based (a slight variation from Mr. Richard’s recommendation to give added reward for the job heretofore done by the executives). In accepting these recommendations, the Committee believes, subject to changes in circumstances or other unforeseeable developments, that there will be no further equity awards to Messrs. Puzder, Murphy and Abajian through fiscal year 2011.

     The Committee concluded, however, that, even though they are largely a reward, the restricted shares with vesting based on time should, nevertheless, have a retention feature. Accordingly, the award was structured to vest annually over four years, which is one year longer than the vesting schedule which the Company has heretofore been using for time-based vesting.

     For the remaining portion of the restricted shares with vesting based on performance, the Committee reviewed the various options that might be used as performance criteria. After considering several different options, the Committee felt that the Company’s “operating income” would provide the most meaningful means by which performance could be measured. However, the Committee also felt that, in order to better measure performance, there should be excluded from “operating income” (i) gains or losses on the sale of Company operated restaurants, (ii) fees and costs associated with the purchase or sale of equities or the borrowing or reducing of debt, and (iii) expense incurred due to the vesting of the performance shares. The degree of success required to vest performance shares was then thoroughly considered. It was the Committee’s belief that the degree of success had to be realistically achievable to be a true incentive, but not so easily achievable that the incentive was lost. To balance these considerations, the Committee settled upon a formula that, initially, keyed off of the Company’s “operating income” for fiscal year 2006.

     Using fiscal year 2006 as the base year, the Committee determined a “Target Operating Income” for fiscal year 2007, which was a percentage improvement over the “operating income” for fiscal year 2006. Using the “Target Operating Income” for fiscal year 2007, the Committee determined a “Target Operating Income” for fiscal year 2008, which was a percentage improvement over the “Target

Operating Income” for fiscal year 2007. This process of using the prior fiscal year’s “Target Operating Income” as the basis for determining the following fiscal year’s “Target Operating Income,” with a percentage improvement thereof, was repeated through fiscal year 2013.

     The percentage improvement referred to in the above paragraph was derived from analyzing the immediately preceding three year operating income history of each of the companies in Mr. Richard’s peer company study group. An average annual increase in operating income for these three years was calculated for each peer company in the study group. These averages were then ranked. The percentage used by the Committee in determining the percentage improvement of the year over year “Target Operating Income” was in approximately the 65th percentile.

     To meet the Compensation Committee’s objectives, Mr. Richard had recommended that the performance shares should cliff vest three years after their award, if the actual cumulative operating income for these three years was at least equal to the cumulative “Target Operating Income” for these same three years. The Committee concurred, and this was one of the means by which the performance shares could vest.

     However, because factors beyond the control of the executives could affect the achievement of this performance criteria, the Committee concluded that there would be three additional means by which performance shares could vest without diluting the incentive element of the award:

1.	For each fiscal year within the three years for which the Company’s operating income was at least equal to the “Target Operating Income” for such year, one-third of the award would vest;

2.	An annual partial vesting could occur if, for any fiscal year, the Company’s operating income was between 80% and 100% of the “Target Operating Income” for such fiscal year (with 50% vesting at 80% achievement, and an additional 2.58% vesting for each percent of achievement over 80%); and

3.	If any of the performance shares did not otherwise vest during the first three years after the award because the applicable “Target Operating Income” criteria was not satisfied, such remaining shares could, nevertheless, vest if the Company’s average percentage increase in operating income over the three years was equal to or greater than the average percentage increase in operating income for at least eight of the 12 companies in the peer company study group.

     In order to more closely tie all of these equity awards (both performance based and time based) to the interests of the Company’s stockholders, the Compensation Committee prohibited the executives from selling any shares that may vest until after October 12, 2011, with certain exceptions, the most notable of which is that the executives can dispose of vested shares for the purpose of satisfying any withholding tax obligations resulting from the vesting of these shares.

     Equity awards to Messrs. Haley and Griggs are based on the recommendation of Mr. Puzder. The Compensation Committee generally follows Mr. Puzder’s recommendation in this regard. As with salary increases, upon the completion of a fiscal year, Mr. Puzder applies the criteria described on pages 18 to 19 above under “Targeted Overall Compensation” in determining the amount of equity incentives to be awarded to Messrs. Haley and Griggs for the fiscal year. In making this determination, Mr. Puzder also takes into account the amount of equity incentives that had been previously awarded. Equity incentive awards are only made to Messrs. Haley and Griggs once a year.

Perquisites

     The original Employment Agreement with each of Messrs. Puzder, Murphy and Abajian provides for the following perquisites:

1.	Payment of the initiation fee and membership dues of a social or recreational club for the purpose of maintaining various business relationships on behalf of the Company. Each of Messrs. Puzder, Murphy and Abajian belongs to a club.

2.	Supplemental disability insurance sufficient to provide two-thirds of his pre-disability base salary for a two-year period (the Employment Agreements with Messrs. Haley and Griggs also provide for this perquisite).

3.	Dating back several years, the Company’s previous executive officers had been provided an “Executive Medical Reimbursement Plan,” which allowed these officers to be reimbursed for medical expenses not covered by the Company’s group health plan. This benefit had been extended to Messrs. Puzder, Murphy and Abajian (the Employment Agreement with each of Messrs. Haley and Griggs also extends this benefit to each). There is an annual cap on the amount that Messrs. Abajian, Haley and Griggs can be reimbursed under this Plan of $25,000, $10,000 and $10,000, respectively.

     Except for what is provided for in their respective Employment Agreements, the Named Executive Officers have not requested perquisites, and the Compensation Committee’s general philosophy is to keep perquisites to a minimum. However, the Company does, consistent with what the Committee believes to be usual practices at many other companies, (i) pay directly or reimburse for mobile phones used by the Named Executive Officers, (ii) pay the costs of preparing annually the income tax returns of Messrs. Puzder, Murphy and Abajian, and (iii) provide for a modest automobile allowance for each of the Named Executive Officers.

     The other perquisite set forth on the fiscal year 2007 Perquisites Table below is for personal use of the Company’s aircraft. Because the Company’s executives are required to travel extensively, the Company has had a long-standing policy that allows family members of senior executives to utilize any empty seats that may exist on a flight originated for business purposes. From time to time family members of Messrs. Puzder, Murphy and Abajian have utilized these seats. All personal usage is (i) reported as income to the Internal Revenue Service in accordance with its guidelines, on which the executive personally pays the income taxes, and (ii) valued in the fiscal year 2007 Perquisites Table on page 35 below in accordance with the methodology prescribed by the Securities and Exchange Commission.

     In addition, for security reasons, the Company’s Board has encouraged Mr. Puzder to utilize the Company’s aircraft, if otherwise available, for solely personal purposes, provided that he notifies the Company’s Corporate Governance Committee in advance of any such use. During fiscal year 2007, Mr. Puzder did not utilize the Company’s aircraft solely for personal purposes.

Retirement Benefits

     The Company does not have any pension or profit sharing plans to which the Company makes contributions for the benefit of any of the Named Executive Officers. The Company also has no other plans or contractual obligations to pay retirement benefits of any type to any Named Executive Officer.

The Compensation Committee does not presently foresee adopting any such benefits. The absence of these benefits has been taken into account in determining the elements of the total compensation packages of the Named Executive Officers.

Severance Benefits/Change In Control

     During fiscal year 2006, at a time when the Company was well into successfully completing its turnaround, the Named Executive Officers expressed to the Compensation Committee some concerns about job security, especially as the term of their respective Employment Agreements approached expiration. For reasons noted above under “Current Compensation Philosophy and Objectives” on pages 16 to 17 above, the Compensation Committee valued the services of the Company’s Named Executive Officers and, accordingly, engaged J. Richard to analyze means by which the Named Executive Officers’ concerns could be most effectively addressed, and to make a recommendation with respect thereto.

     After his analysis of the matter, J. Richard recommended that the term of the Employment Agreement for each of the Named Executive Officers be amended to a three-year “evergreen,” which means that the Named Executive Officers would have a rolling three-year agreement. After studying Mr. Richard’s recommendation and other alternatives, the Compensation Committee adopted Mr. Richard’s recommendation, and, effective December 6, 2005, the Employment Agreement with each of the Named Executive Officers was amended to provide for a rolling three-year “evergreen” term.

     There is some variation among the Named Executive Officers as to the amount of severance that is paid if any of the Named Executive Officers is terminated without cause prior to the expiration of the rolling three-year term. See the descriptions of the Employment Agreements for each of the Named Executive Officers on pages 28 to 32 below, and the Potential Payments Upon Termination or Change in Control Table on pages 41 to 43 below for further details regarding the amount of these severance payments and under what circumstances they are paid.

     Mr. Puzder is the only Named Executive Officer that has a “change in control” provision in his Employment Agreement. At the time that Mr. Puzder was given his Employment Agreement with this provision in it, the then Chairman of the Board of the Company had an Employment Agreement with this same provision. Accordingly, the intent at the time was to have Mr. Puzder’s “change in control” provision mirror that of the Chairman. Pursuant to this provision, if there is a “change in control,” Mr. Puzder has 12 months after such change within which to elect to terminate his services and receive his severance and other benefits. See the Potential Payments Upon Termination or Change in Control Table on pages 41 to 43 below for further details regarding the benefits accruing to Mr. Puzder if he elects to terminate his services within the 12 months. In the event that Mr. Puzder incurs an “excise tax” as a result of a change in control, his Employment Agreement provides that the Company will reimburse him for the lesser of (i) the “excise tax,” or (ii) $1,000,000. In amending Mr. Puzder’s Employment Agreement on October 12, 2006, the Compensation Committee determined that it would not ask Mr. Puzder to relinquish this benefit.

     As discussed under “Equity Incentives” on pages 22 to 24 above, on October 12, 2006 the Employment Agreements with Messrs. Puzder, Murphy and Abajian were amended to provide, in part, for awards to each of restricted shares that would vest based solely on achieving specified performance goals over a three-year period. However, the Compensation Committee recognized that, if there was a change in control, the underlying set of facts would change, and the performance criteria may, therefore, no longer be applicable or appropriate. As a result, the Compensation Committee believed that the appropriate basis for vesting these performance shares should be altered in this situation. In this regard, the Compensation Committee determined that, if there is a change in control, (i) all previously awarded performance shares that have not vested as of the change in control will thereafter vest monthly, in equal amounts, over the balance of their three year performance period, and (ii) all performance shares which have not yet been awarded will vest monthly, in equal amounts, over what would have been their three year performance period.

     All of the Named Executive Officers receive the benefit of the “change in control” features of the Company’s three active equity plans, to the extent that they have equity awards under any of these plans. These “change in control” features are as follows:

  2005 Plan: The 2005 Plan provides acceleration of all unvested awards (unless the award agreement provides otherwise) if a “Triggering Event” occurs within 12 months following a “Change in Control.” There are three types of “Triggering Events”: (1) Involuntary termination of the participant’s employment by the Company without “Cause,” (2) the participant’s “Constructive Termination,” which the plan defines as the participant’s voluntary termination under specified adverse circumstances or (3) the failure of the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the “Change in Control” (or another corporate transaction or other change affecting the Company’s common stock).

  1999 and 2001 Plans. The 1999 and 2001 Plans provide acceleration of all unvested equity awards immediately prior to a “Change in Control” unless the equity awards are assumed, or there is substituted new equity awards of comparable value covering shares of a successor corporation.

Employee Stock Purchase Plan

     In fiscal year 1995, the Company adopted an Employee Stock Purchase Plan (“ESPP”) that is not tax qualified. This ESPP provides the Named Executive Officers the opportunity to have withheld from their cash wages, including bonuses, an amount that will be utilized to purchase shares of the Company’s common stock in the open market at the times and in the manner provided for in the ESPP. For every dollar that the Named Executive Officer has withheld from his wages, the Company will, if the Named Executive Officer is still employed by the Company one year later, contribute for the benefit of the Named Executive Officer after the one year 50% of such amount. The Company’s contribution will also be utilized to purchase shares of the Company’s common stock in the open market for the benefit of the Named Executive Officer at the times and in the manner provided for in the ESPP. The All Other Compensation Table on page 35 below reflects the amount of contribution that the Company made for the benefit of each Named Executive Officer under this ESPP during fiscal year 2007. The Compensation Committee continues to believe that the ESPP provides an important incentive to its Named Executive Officers to acquire additional shares of Company Common Stock to better align their interests with the Company’s stockholders.

Deferred Compensation Plan

     During fiscal year 2006, the Company adopted a Deferred Compensation Plan that allows a Named Executive Officer to have withheld from his wages, including bonuses, an elective amount, which would constitute “deferred compensation.” Under the Deferred Compensation Plan, the Company would repay this withheld amount, together with the earned income thereon, at a time designated by the executive (within certain Plan limitations). In the meantime, this deferred amount, and the earned income thereon, would be a general unsecured obligation of the Company. During fiscal year 2007, only Mr. Haley participated in this Deferred Compensation Plan. For any Named Executive Officer who elects to participate in this Deferred Compensation Plan, there is no benefit provided by the Company to any such Named Executive Officer relating to his participation, other than the administration of the Plan. Any amounts that might be withheld pursuant to this Deferred Compensation Plan would earn income for the benefit of the Named Executive Officer based upon the earnings from one of the six investment alternatives selected by the Named Executive Officer. There is no stated, minimum or guaranteed rate of return that a Named Executive Officer can earn on his deferred amount. The Committee recommended that this Deferred Compensation Plan be adopted to provide the Named Executive Officers added flexibility in their retirement planning.

Employment Agreements

     Andrew F. Puzder. The Company and Mr. Puzder are parties to a three-year Employment Agreement that commenced as of the beginning of the Company’s 2005 fiscal year, pursuant to which Mr. Puzder serves as the Company’s President and Chief Executive Officer. Mr. Puzder’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Puzder’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. On October 12, 2006, Mr. Puzder’s Employment Agreement was amended to increase his annual base salary to $1,000,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2007, Mr. Puzder’s annual base salary was increased to $1,070,000. The Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year. For each fiscal year, Mr. Puzder’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Puzder and the Compensation Committee prior to the commencement of the fiscal year, and its actual annual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Puzder shall receive no bonus. If actual income is 80% of target income, Mr. Puzder shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Puzder shall receive a bonus calculated pursuant to a formula on pages 21 to 22. If actual income is 120% or greater of target income, Mr. Puzder shall receive a bonus equal to 250% of his then current annual base salary. Mr. Puzder received a cash bonus of $2,500,000, or 250% of his then current annual base salary, for fiscal year 2007. On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 240,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 240,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 1,200,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, each as defined in the Employment Agreement, the Company will be obligated to pay a lump sum consisting of (a) Mr. Puzder’s minimum annual base salary then in effect multiplied by the number three, plus (b) an amount equal to 200% of Mr. Puzder’s minimum annual base salary then in effect multiplied by the number three. In addition, in the event that the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, all options, restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of the termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which such termination occurred, all those employee benefit plans and programs in which Mr. Puzder was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Puzder’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Puzder’s death.

     E. Michael Murphy. In January 2004, the Company entered into a three-year Employment Agreement with E. Michael Murphy to serve as Executive Vice President, General Counsel and Secretary of the Company. Mr. Murphy’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Murphy’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. On October 12, 2006, Mr. Murphy’s Employment Agreement was amended to increase his annual base salary to $525,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2007, Mr. Murphy’s annual base salary was increased to $561,750. Mr. Murphy’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year. For each fiscal year, Mr. Murphy’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Murphy and the Compensation Committee prior to the commencement of the fiscal year, and its actual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Murphy shall receive no bonus. If actual income is 80% of target income, Mr. Murphy shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Murphy shall receive a bonus calculated pursuant to a formula on pages 21 to 22 above. If actual income is 120% or greater of target income, Mr. Murphy shall receive a bonus equal to 200% of his then current annual base salary. Mr. Murphy received a cash bonus of $1,050,000, or 200% of his then current annual base salary, for fiscal year 2007. On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 15,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 15,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 75,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Murphy’s employment without cause, the Company will be obligated to pay a lump sum consisting of (a) Mr. Murphy’s minimum annual base salary then in effect times the number three, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that the Company terminates Mr. Murphy’s employment without cause, all options, restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all those employee benefit plans and programs in which Mr. Murphy was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Murphy’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Murphy’s death.

     Theodore Abajian. In January 2004, the Company entered into a three-year Employment Agreement with Theodore Abajian to serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Abajian’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Abajian’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. On October 12, 2006, Mr. Abajian’s Employment Agreement was amended to increase his annual base salary to $425,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2007, Mr. Abajian’s annual base salary was increased to $454,750. Mr. Abajian’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year. For each fiscal year, Mr. Abajian’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Abajian and the Compensation Committee prior to the commencement of each such fiscal year, and its actual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Abajian shall receive no bonus. If actual income is 80% of target income, Mr. Abajian shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Abajian shall receive a bonus calculated pursuant to a formula on pages 21 to 22 above. If actual income is 120% or greater of target income, Mr. Abajian shall receive a bonus equal to 200% of his then current annual base salary. Mr. Abajian received a cash bonus of $850,000, or 200% of his then current annual base salary, for fiscal year 2007. On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 15,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 15,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 75,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Abajian’s employment without cause, the Company will be obligated to pay a lump sum consisting of (a) Mr. Abajian’s minimum annual base salary then in effect times the number three, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that the Company terminates Mr. Abajian’s employment without cause, all options, restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all those employee benefit plans and programs in which Mr. Abajian was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Abajian’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Abajian’s death.

     Bradford R. Haley. In January 2004, the Company entered into a three-year Employment Agreement with Bradford R. Haley to serve as Executive Vice President of Marketing of the Company. Mr. Haley’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Haley’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Haley’s current annual base salary under the Employment Agreement is $350,000. Mr. Haley’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year, in amounts determined by the Chief Executive Officer, in his sole discretion. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Haley’s employment without cause, (i) the Company will be obligated to pay a lump sum consisting of Mr. Haley’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the Employment Agreement, (ii) all options granted which have not vested as of the date of termination shall vest immediately, and (iii) the Company shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Haley was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Haley’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Haley’s death.

     Noah J. Griggs, Jr.. In January 2004, the Company entered into a three-year Employment Agreement with Noah J. Griggs, Jr. to serve as Executive Vice President of Operations of Hardee’s. Mr. Griggs’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Griggs’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Griggs’s current annual base salary under the Employment Agreement is $320,014. Mr. Griggs’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year, in amounts determined by the Chief Executive Officer, in his sole discretion. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Griggs’s employment without cause, (i) the Company will be obligated to pay a lump sum consisting of Mr. Griggs’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the Employment Agreement, (ii) all options granted which have not vested as of the date of termination shall vest immediately, and (iii) the Company shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Griggs was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Griggs’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Griggs’s death.

Tax and Accounting Considerations

     Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company will authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and objectives and in the best interests of the Company and its stockholders. In this regard, although the Company believes that a substantial portion of the equity awards to Messrs. Puzder, Murphy and Abajian that have vesting based on performance, as described under “Equity Incentives” on pages 22 to 24 above, will be deductible if the performance criteria are met, the Committee is aware that the remaining elements of the compensation packages for these executives in excess of $1,000,000 per calendar year may not be deductible.

     The Company accounts for equity awards in accordance with Statement of Financial Accounting Standards No. 123(R), and the accounting treatment of the various types of compensation awarded to Named Executive Officers is reviewed by the Committee in making compensation decisions.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

     The Compensation Committee

     Peter Churm (Chairman)
     Janet E. Kerr
     Jerold H. Rubinstein

     Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation Committee is not incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Andrew F. Puzder	2007	958,180	—	1,924,537	1,122,002	2,500,000	—	282,355	6,787,074
President and Chief
Executive Officer

E. Michael Murphy	2007	497,135	—	492,011	261,243	1,050,000	—	57,364	2,357,753
Chief Administrative
Officer, EVP, General
Counsel & Secretary

Theodore Abajian	2007	397,114	—	492,011	258,137	850,000	—	101,060	2,098,322
EVP, Chief Financial
Officer

Bradford R. Haley	2007	309,998	496,000	3,314	146,608	0	—	21,798	977,718
EVP, Marketing

Noah J. Griggs, Jr.	2007	300,014	450,000	3,314	149,715	0	—	45,355	949,360
EVP, Operations
– Hardee’s
____________________

(1)	The amounts set forth in this column represent the amount of discretionary bonuses earned by each of the Named Executive Officers in fiscal year 2007 in accordance with the terms of their respective Employment Agreements. Additional information relating to the payment of discretionary bonuses is set forth on pages 21 to 22 in the Compensation Discussion and Analysis section of this Proxy Statement.
(2)	The amounts set forth in this column reflect the dollar amounts recognized for financial statement reporting purposes for each of the Named Executive Officers during fiscal year 2007, in accordance with FAS 123(R), and thus may include amounts from awards granted in prior years. The amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 23 to the Company’s audited financial statements for the fiscal year ended January 29, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2007.
(3)	The amounts set forth in this column represent the dollar amount of the non-equity incentive compensation earned by each of the Named Executive Officers during fiscal year 2007. Additional information regarding the material terms of the Employment Agreements which relate to the payment of non-equity incentive awards is set forth on pages 28 to 32 in the Compensation Discussion and Analysis section of this Proxy Statement.
(4)	We do not sponsor any pension plans on behalf of our Named Executive Officers or other management personnel. In addition, none of our Named Executive Officers realized any above-market earnings on nonqualified deferred compensation during fiscal year 2007.
(5)	The amounts set forth in this column represent the dollar amount of compensation earned in fiscal year 2007 by each of our Named Executive Officers which is not reported in any of the columns of this Summary Compensation Table to the left of this column. Please see the All Other Compensation Table below for a more detailed explanation of the compensation earned by each Named Executive Officer which comprises the aggregate amounts disclosed in this column.

ALL OTHER COMPENSATION TABLE

				Company
				Matching	Dividends on
		Trip	Insurance	Contributions	Outstanding
	Perquisites	Awards	Premiums	to ESPP	Stock Awards	Total
Name	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)
Andrew F. Puzder	71,163	0	14,678	186,203	22,667	282,355
E. Michael Murphy	37,934	4,669(6)	10,585	7,500	6,067	57,364
Theodore Abajian	24,143	0	9,430	70,444	6,067	101,060
Bradford R. Haley	16,883	0	12,506	4,377	70	21,798
Noah J. Griggs, Jr.	5,634	0	8,970	39,349	70	45,355
____________________

(1)	The amounts set forth in this column represent the aggregate dollar amount of perquisites earned by each Named Executive Officer in fiscal year 2007. The determinations of the particular payments which qualify as “perquisites” were made in accordance with the rules set forth by the SEC. Please see the Perquisites Table below for a more detailed explanation of the various perquisites earned by each of the Named Executive Officers which comprise the aggregate amounts disclosed in this column.
(2)	The amounts in this column represent Company contributions for premiums for group life, medical, dental, vision, and long-term disability insurance for each of the Named Executive Officers during fiscal year 2007.
(3)	The amounts set forth in this column represent the dollar amount of Company contributions to each Named Executive Officer under our ESPP in fiscal year 2007. Additional information regarding our ESPP, including the calculation of Company contributions thereunder, is set forth on page 27 in the Compensation Discussion and Analysis section of this Proxy Statement.
(4)	The amounts in this column represent the dollar value of dividends paid on unvested stock awards during fiscal year 2007.
(5)	The amount set forth in this column for each of the Named Executive Officers represents the sum of each of the columns to the left of this column and is equivalent to the amount set forth in the “All Other Compensation” column of the Summary Compensation Table above.
(6)	This amount reflects a trip award valued at $3,000 as well as a tax gross-up paid in connection with the trip award of $1,669.

PERQUISITES TABLE(1)

				Reimbursements	Tax/
	Company	Mobile	Personal Use	for Medical	Financial	Club
	Car/Car	Telephone	of Company	and Dental	Planning	Memberships	Total
	Allowance	Payments	Aircraft	Costs	Assistance	and Dues	Perquisites
Name	($)	($)	($)(2)	($)	($)	($)	($)(3)
Andrew F. Puzder	9,960	2,559	0	39,623	15,560	3,461	71,163
E. Michael Murphy	9,960	1,467	0	23,243	0	3,264	37,934
Theodore Abajian	2,653	1,184	0	8,607	0	11,699 (4)	24,143
Bradford R. Haley	9,960	2,600	0	4,323	0	0	16,883
Noah J. Griggs, Jr.	1,902	2,000	0	982	750	0	5,634
____________________

(1)	The various types of perquisites that were paid to our Named Executive Officers are explained in greater detail on page 25 in the Compensation Discussion and Analysis section of this Proxy Statement.
(2)	The amounts set forth in this column represent the incremental cost to the Company from the personal use of Company aircraft by each of our Named Executive Officers, calculated in accordance with the rules set forth by the SEC.
(3)	The amount set forth in this column for each of the Named Executive Officers represents the sum of each of the columns to the left of this column and is equivalent to the amount set forth in the “Perquisites” column of the All Other Compensation Table above.
(4)	This amount includes a club initiation fee of $7,500 that was paid by Mr. Abajian personally in fiscal year 2005 and should have been reimbursed at that time. However, due to an administrative oversight, this amount was not reimbursed until fiscal year 2007.

GRANTS OF PLAN-BASED AWARDS TABLE

										All Other	All Other
										Stock Awards:	Option Awards:		Grant Date
			Number of	Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value of
			Non-Equity	Under Non-Equity			Under Equity Incentive Plan			Shares of	Securities	Base Price	Stock
			Incentive Plan	Incentive Plan Awards(3)			Awards(4)			Stock or	Underlying	of Option	and Option
	Grant	Approval	Units Granted	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date(1)	(#)(2)	($)	($)	($)	(#)	(#)	(#)	(#)(5)	(#)(6)	($ / Sh)(7)	($)(8)
Andrew F. Puzder	—	—	—	500,000	1,000,000	2,500,000
	10/12/06	10/12/06	—				120,000	240,000	240,000	60,000	0	—	5,739,000
E. Michael Murphy	—	—	—	262,500	525,000	1,050,000					0	—
	10/12/06	10/12/06	—				30,000	60,000	60,000	15,000			1,434,750
Theodore Abajian	—	—	—	212,500	425,000	850,000					0	—
	10/12/06	10/12/06	—				30,000	60,000	60,000	15,000	0	—	1,434,750
Bradford R. Haley	10/12/06	10/12/06	—	—	—	—	—	—	—	1,750	20,000	19.13	214,678
Noah J. Griggs, Jr.	10/12/06	10/12/06	—	—	—	—	—	—	—	1,750	20,000	19.13	214,678
____________________

(1)	Each of the non-equity and equity-based awards set forth in this table were approved by our Compensation Committee on October 12, 2006, which is the Grant Date for each of such awards.
(2)	The Company did not grant any non-equity incentive plan units during the fiscal year 2007.
(3)	The “Threshold,” “Target” and “Maximum” amounts of non-equity incentive plan awards set forth in the columns below are derived for fiscal year 2007 from the terms of the Employment Agreements entered into by and between the Company and each of Messrs. Puzder, Murphy and Abajian and are directly correlated to the salary earned by each of the Named Executive Officers as of the dates their respective awards were approved. Due to the achievement of specified performance targets in fiscal year 2007, each of Messrs. Puzder, Murphy and Abajian were compensated according to the “Maximum” amounts on the Grant Date. Additional information regarding the Employment Agreements for each of the Named Executive Officers, including the calculation of the non-equity incentive plan awards set forth in these columns is set forth on pages 28 to 31 in the Compensation Discussion and Analysis section of this Proxy Statement. These columns do not include incentive awards which may be earned pursuant to these Employment Agreements for fiscal years 2008, 2009 and 2010.
(4)	The “Threshold,” “Target” and “Maximum” amounts of equity incentive plan awards set forth in the columns below are derived from the terms of the Employment Agreements entered into by and between the Company and each of Messrs. Puzder, Murphy and Abajian. Additional information regarding the Employment Agreements for each of the Named Executive Officers, including the terms relating to the grant and vesting of the equity incentive plan awards set forth in these columns is set forth on pages 28 to 31 in the Compensation Discussion and Analysis section of this Proxy Statement. The amounts set forth in these columns do not include grants of restricted stock that the Company has agreed to make, subject to the satisfaction of certain conditions, to each of Messrs. Puzder, Murphy and Abajian in each of fiscal years 2008 through 2011, pursuant to the terms of their respective Employment Agreements.
(5)	The amounts set forth in this column represent the number of shares of restricted stock that were granted to each of the Named Executive Officers during fiscal year 2007 other than grants made pursuant to any equity incentive plan. Each of the shares set forth in this column are subject to service-based vesting in equal installments over four years with vesting occurring on each anniversary of the Grant Date. The amounts set forth in these columns do not include grants of restricted stock that the Company has agreed to make, subject to the satisfaction of certain conditions, to each of Messrs. Puzder, Murphy and Abajian in each of fiscal years 2008 through 2011, pursuant to the terms of their respective Employment Agreements.
(6)	The amounts set forth in this column represent the number of options that were granted to each of the Named Executive Officers during fiscal year 2007. Each of the options set forth in this column are subject to service-based vesting in equal installments over three years with vesting occurring on each anniversary of the Grant Date.
(7)	The amounts set forth in this column represent the exercise price for the stock options granted in the column immediately to the left of this column, which is equal to the closing price of our common stock on the Grant Date.
(8)	This column shows the full grant date fair value that we would expense in our financial statements over the vesting period in accordance with FAS 123(R) removing the service-based vesting forfeiture assumption. In the case of the restricted stock awards, this is equal to the number of restricted shares multiplied by the closing price of our common stock on the Grant Date. In the case of stock options, this is the value of the options calculated using a Black-Scholes valuation methodology in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 23 to the Company’s audited consolidated financial statements for the fiscal year ended January 29, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards					Stock Awards
									Equity
									Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)(1)	($)	Date(2)	(#)	($)(3)	(#)(4)	($)(5)
Andrew F. Puzder	18,150	0		23.6570	06/18/2007
	9,820	0		9.9287	08/31/2008
	14,730	0		9.9287	08/31/2008
	24,550	0		9.9286	08/31/2008
	49,100	0		9.9287	08/31/2008
	25,000	0		18.1250	03/24/2009
	29,312	0		14.5000	04/09/2009
	20,688	0		14.5000	04/09/2009
	73,650	0		5.9837	05/13/2009
	72,830	0		2.9287	01/05/2010
	12,275	0		3.8697	10/31/2011
	100,000	0		11.1000	06/18/2012
	150,000	0		5.7500	06/10/2013
	100,000	50,000		11.2600	06/14/2014
	50,000	100,000		16.5000	03/22/2015
	41,667	83,333		13.0850	12/06/2015
						13,333(6)	263,726.74
						33,333(7)	659,326.74
						60,000(8)	1,186,800.00
								160,000	3,164,800.00
E. Michael Murphy	24,550	0		9.9287	08/31/2008
	5,000	0		18.1250	03/24/2009
	4,910	0		5.9837	05/13/2009
	21,000	0		2.6250	01/03/2011
	50,000	0		2.9200	06/12/2011
	25,000	0		11.1000	06/18/2012
	30,000	0		5.7500	06/10/2013
	20,000	10,000		11.2600	06/14/2014
	13,334	26,666		16.5000	03/22/2015
	10,000	20,000		13.0850	12/06/2015
						3,333(6)	65,926.74
						10,000(7)	197,800.00
						15,000(8)	296,700.00
								40,000	791,200.00
Theodore Abajian	4,910	0		5.9837	05/13/2009
	9,820	0		2.9287	01/05/2010
	53,887	0		2.0370	10/25/2010
	49,100	0		3.8697	10/31/2011
	5,000	0		11.1000	06/18/2012
	25,000	0		5.7500	06/10/2013
	20,000	10,000		11.2600	06/14/2014
	13,334	26,666		16.5000	03/22/2015
	10,000	20,000		13.0850	12/06/2015

	Option Awards					Stock Awards
									Equity
									Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)(1)	($)	Date (2)	(#)	($)(3)	(#)(4)	($)(5)
						3,333(6)	65,926.74
						10,000(7)	197,800.00
						15,000(8)	296,700.00
								40,000	791,200.00
Bradford R. Haley	10,000	0		3.3750	09/14/2010
	25,000	0		2.9200	06/12/2011
	10,000	0		11.1000	06/18/2012
	20,000	0		5.7500	06/10/2013
	16,667	8,333		11.2600	06/14/2014
	8,334	16,666		13.1500	11/10/2015
	0	20,000		19.1300	10/12/2016
						1,750(9)	34,615.00
Noah J. Griggs, Jr.	12,100	0		25.6198	07/15/2007
	27,500	0		33.6364	04/01/2008
	12,000	0		18.1250	03/24/2009
	25,000	0		11.1000	06/18/2012
	8,333	0		5.7500	06/10/2013
	16,667	8,333		11.2600	06/14/2014
	8,334	16,666		13.1500	11/10/2015
	0	20,000		19.1300	10/12/2016
						1,750(9)	34,615.00
____________________

(1)	We have not granted any options to any of the Named Executive Officers pursuant to any equity incentive plans.
(2)	The expiration date of all option awards is ten years from the date of their respective grants.
(3)	The amounts set forth in this column represent the value of shares that have not vested calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on January 29, 2007, which was $19.78.
(4)	The share amounts set forth in this column represent the shares of restricted stock that were granted our Named Executive Officers pursuant to the terms of their respective Employment Agreements, but which have not vested as of January 29, 2007. Additional information regarding the Employment Agreements between the Company and each of our Named Executive Officers is set forth on pages 28 to 32 in the Compensation Discussion and Analysis section of this Proxy Statement.
(5)	The amounts set forth in this column represent the value of shares granted pursuant to equity incentive plans that have not vested calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on January 29, 2007, which was $19.78.
(6)	One half of these shares will vest on July 18, 2007 and the other half will vest on July 18, 2008.
(7)	One half of these shares will vest on December 6, 2007 and the other half will vest on December 6, 2008.
(8)	One fourth of these shares will vest on October 12, 2007, one fourth will vest on October 12, 2008, one fourth will vest on October 12, 2009 and one fourth will vest on October 12, 2010.
(9)	One third of these shares will vest on October 12, 2007, one third will vest on October 12, 2008 and one third will vest on October 12, 2009.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Andrew F. Puzder	50,612	824,342.95
	14,300	233,054.25
	1,688	27,527.06
	4,200	68,533.50
	2,300	37,553.25
	3,600	59,247.00
	41,700	685,443.75
	2,000	32,775.00
	500	8,173.75
	50,000	817,125.00
	8,600	140,502.50
	4,900	80,004.75
	2,200	35,894.10
	400	6,519.00
	7,100	115,641.25
	4,400	71,753.00
	1,500	24,476.25
			6,667	99,804.99(3)
			16,667	308,006.16(4)
			80,000	1,582,400.00(5)
E. Michael Murphy	7,683	124,368.56
	6,317	102,256.44
	3,900	63,170.25
	2,100	34,056.75
			1,667	24,954.99(3)
			5,000	92,400.00(4)
			20,000	395,600.00(5)
Theodore Abajian	5,000	88,765.00
	4,500	79,798.50
	2,300	40,739.90
	1,418	25,102.85
	845	14,959.04
	1,000	17,603.00
	9,000	158,337.00
	937	16,625.19
			1,667	24,954.99(3)
			5,000	92,400.00(4)
			20,000	380,600.00(5)

Bradford R. Haley(6)	—	—	—	—

Noah J. Griggs, Jr.	7,833	84,988.05
	500	5,420.00
____________________

(1)	The amounts set forth in this column are determined by subtracting the exercise price of the options referenced in the column immediately to the left of this column from the closing price of CKE’s common stock on the date of exercise of each particular option and then multiplying that result by the number of shares received upon exercise.
(2)	The amounts set forth in this column are determined by multiplying the number of shares acquired upon vesting set forth in the column immediately to the left of this column by the closing price of our common stock on the date of vesting.
(3)	The closing price of our common stock on July 18, 2006, which is the date on which the shares vested, was $14.97.
(4)	The closing price of our common stock on December 6, 2006, which is the date on which the shares vested, was $18.48.
(5)	The closing price of our common stock on January 29, 2007, which is the date on which the shares vested, was $19.78
(6)	Mr. Haley did not realize any value upon the exercise of options or the vesting of stock awards during the fiscal year 2007.

NONQUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Registrant		Aggregate	Aggregate
	Contributions in Last	Contributions in Last	Aggregate Earnings in	Withdrawals/	Balance at Last
	Fiscal Year	Fiscal Year	Last Fiscal Year	Distributions	Fiscal Year End
Name	($)	($)	($)	($)	($)
Bradford R. Haley(1)	62,000(2)	0(3)	8,200	0	109,200
____________________

(1)	The Deferred Compensation Plan is available to each of our Named Executive Officers. However, in fiscal year 2007, Mr. Haley is the only Named Executive Officer who chose to participate in the plan. Additional information regarding the Deferred Compensation Plan is set forth on page 28 in the Compensation Discussion and Analysis section of this Proxy Statement.
(2)	This amount has already been reported for Mr. Haley in the “Salary” column of the Summary Compensation Table on page 34 of this Proxy Statement and is not in addition to such amount.
(3)	The Company does not provide any guaranteed returns or preferential earnings under the Deferred Compensation Plan. The only benefit supplied by the Company is the administration of the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The information set forth in the table below describes the compensation that would become payable under existing plans and arrangements, including the Employment Agreements by and between the Company and each of the Named Executive Officers, if each Named Executive Officer’s employment with the Company had terminated effective as of January 29, 2007, the last day of our fiscal year. The table assumes that each Named Executive Officer’s salary and service levels will be the same on the date of termination as they were on the last day of our fiscal year. In addition, to the extent applicable, the disclosures set forth in the table are based on the closing price of our common stock on the same date. Finally, the amounts set forth for insurance, health benefits and similar policies assume the continued availability of such policies on terms which are equivalent to those in effect as of the last day of our fiscal year.

     The compensation amounts set forth herein excludes benefits that accrued prior to January 29, 2007, and are in addition to benefits generally available to salaried employees, such as subsidized medical benefits and disability benefits.

     Because the disclosures in the table below assume the occurrence of a termination or change in control as of a particular date, and therefore make a number of important assumptions, the actual amounts to be paid to each of the Named Executive Officers upon a termination or change in control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, our stock price on such date, the continued availability of benefit policies and the type of termination event that occurs (as set forth in the first column below).

					Issuance and
			Accelerated		Accelerated
			Vesting of	Accelerated	Vesting of
			Outstanding	Vesting of	Contractually
			Restricted	Outstanding	Obligated		Excise Tax
		Other Cash	Stock	Option	Restricted	Other	(including
	Salary	Payments	Awards	Awards	Stock Awards	Benefits	gross-up)
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)(6)	($)(7)	($)(8)
Andrew F. Puzder
Retirement or Voluntary Termination	0	0	0	0	0	0	0
Involuntary Termination for Cause(9)	0	0	0	0	0	0	0
Voluntary Termination for Good Reason(10)	3,000,000	6,000,000	5,274,653	1,311,914	4,137,422	42,810	0
Involuntary Termination Without Cause	3,000,000	6,000,000	5,274,653	1,311,914	4,137,422	42,810	0
Termination Upon a Change in Control(10)	3,000,000	6,000,000	5,274,653	1,311,914	4,137,422	42,810	1,000,000
Termination Upon Death or Disability(11)	3,000,000	0	0	1,311,914	0	0	0
E. Michael Murphy
Retirement or Voluntary Termination	0	0	0	0	0	0	—
Involuntary Termination for Cause(9)	0	0	0	0	0	0	—
Voluntary Termination for Good Reason(10)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,575,000	1,050,000	1,351,627	306,565	4,137,422	30,873	—
Termination Upon a Change in Control(12)	—	—	—	306,565	4,137,422	—	—
Termination Upon Death or Disability(11)	1,575,000	0	0	306,565	0	0	—
Theodore Abajian
Retirement or Voluntary Termination	0	0	0	0	0	0	—
Involuntary Termination for Cause(9)	0	0	0	0	0	0	—
Voluntary Termination for Good Reason(10)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,275,000	850,000	1,351,627	306,565	4,137,422	27,504	—
Termination Upon a Change in Control(12)	—	—	—	306,565	4,137,422	—	—
Termination Upon Death or Disability(11)	1,275,000	0	0	306,565	0	0	—

					Issuance and
			Accelerated		Accelerated
			Vesting of	Accelerated	Vesting of
			Outstanding	Vesting of	Contractually
			Restricted	Outstanding	Obligated		Excise Tax
		Other Cash	Stock	Option	Restricted	Other	(including
	Salary	Payments	Awards	Awards	Stock Awards	Benefits	gross-up)
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)(6)	($)(7)	($)(8)
Bradford R. Haley
Retirement or Voluntary Termination	0	0	0	0	—	0	—
Involuntary Termination for Cause(9)	0	0	0	0	—	0	—
Voluntary Termination for Good Reason(10)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,050,000	0	0	194,493	—	37,518	—
Termination Upon a Change in Control(12)	—	—	0	194,943	—	—	—
Termination Upon Death or Disability(11)	1,050,000	0	0	194,493	—	0	—
Noah J. Griggs, Jr.
Retirement or Voluntary Termination	0	0	0	0	—	0	—
Involuntary Termination for Cause(9)	0	0	0	0	—	0	—
Voluntary Termination for Good Reason(10)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	960,042	0	0	194,493	—	26,910	—
Termination Upon a Change in Control(12)	—	—	0	194,943	—	—	—
Termination Upon Death or Disability(11)	960,042	0	0	194,493	—	0	—
____________________

(1)	In the event of a termination under specified circumstances as detailed in their respective Employment Agreements, the Named Executive Officers are entitled to an amount equal to their minimum base salary in effect as of the date of termination multiplied by the number of years remaining in the term of their employment (i.e., three years).
(2)	In the event of a termination under specified circumstances as detailed in their respective Employment Agreements, Mr. Puzder is entitled to a bonus amount equal to the product of 200% of his minimum base annual salary in effect as of the date of termination multiplied by the number three, and each of Messrs. Murphy and Abajian are entitled to a bonus amount equal to a pro rata portion of the bonus for the year in which the termination occurs (calculated in the manner described on pages 21 to 22 in the Compensation Discussion and Analysis section of this Proxy Statement).
(3)	The amounts set forth in this column represent the value realized by each Named Executive Officer upon the accelerated vesting of outstanding restricted stock awards, which is calculated by multiplying the number of unvested shares of restricted stock held by each Named Executive Officer as of January 29, 2007 by the closing price of our common stock on that date, which was $19.78.
(4)	The amounts set forth in this column represent the value realized by each Named Executive Officer upon the accelerated vesting of outstanding option awards, which is based on the difference between the exercise price of each of the outstanding options and the closing price of our common stock on January 29, 2007, which was $19.78, multiplied by the number of outstanding options held by each Named Executive Officer as of January 29, 2007.
(5)	All shares of restricted stock that the Company has agreed to grant to each of Messrs. Puzder, Murphy and Abajian under their respective Employment Agreements, but which have not yet been granted, shall be granted and shall vest immediately as of the date of termination of their respective employment under specified circumstances, as detailed in their respective Employment Agreements, to the maximum extent possible consistent with the limitations imposed under our equity incentive plans. Additional information regarding the restricted shares to be granted upon termination events pursuant to the Employment Agreements is set forth on pages 28 to 31 in the Compensation Discussion and Analysis section of this Proxy Statement. As of January 29, 2007, Messrs. Puzder, Murphy and Abajian were entitled to receive an additional 1,200,000, 300,000 and 300,000 shares, respectively, of previously ungranted restricted stock pursuant to their respective Employment Agreements. However, on such date, the total number of shares of restricted stock available for grant under our various equity incentive plans was 209,172 shares. As a result, only 209,172 shares would be available to grant to any of Messrs. Puzder, Murphy and Abajian upon his termination on January 29, 2007. The amounts set forth in this column represent the 209,172 share amount multiplied by the price of our common stock on January 29, 2007, which was $19.78. In the event that the amendments to the 2005 Plan set forth in Proposal 2 in this Proxy Statement are approved as proposed, and assuming that such amendments were made effective as of January 29, 2007, then the amounts reported in this column for each of Messrs. Puzder, Murphy and Abajian would be increased. However, such amounts would continue to be subject to the existing share issuance limitations, which prevent the Company from issuing more than 375,000 shares to any individual plan participant during any fiscal year period.

(6)	Assuming continued employment following a Change in Control, each of Messrs. Puzder, Murphy and Abajian shall continue to receive grants of shares of restricted stock in accordance with the schedule set forth in their respective Employment Agreement. However, all restricted shares that would otherwise have been subject to a performance-based vesting shall instead vest monthly, in equal amounts, on the last day of each calendar month, commencing with the month immediately following the month in which the grant occurs over a period of three years.
(7)	Each of the Named Executive Officers are entitled to the continuation of the various employee benefit plans and programs under which they were entitled to participate prior to termination in the event of a termination of their employment under specified circumstances, as detailed in their respective Employment Agreements. Each of Messrs. Puzder, Murphy and Abajian are entitled to continued participation until December 31st of the second calendar year following the calendar year in which the termination occurred (or December 31, 2009, assuming a January 29, 2007 termination date). Each of Messrs. Haley and Griggs are entitled to continue participation until the end of the term (three years) of their Employment Agreements (or January 29, 2010, assuming a January 29, 2007 termination date). The amounts set forth in this column are estimates of the benefits payments to be made on each Named Executive Officers’s behalf in connection with his termination assuming that the cost to the Company of providing his current benefits stays the same. Additional information regarding the benefits to be paid upon a termination pursuant to the Employment Agreements is set forth on pages 28 to 32 in the Compensation Discussion and Analysis section of this Proxy Statement.
(8)	The Company is not obligated to make any excise tax payments or related tax gross up payments on behalf of any of the Named Executive Officers except for Mr. Puzder. If and to the extent that any payment to Mr. Puzder upon a termination would constitute an “excess parachute payment” then Mr. Puzder shall be entitled to receive an excise tax gross-up payment not exceeding $1,000,000, in accordance with the provisions of his Employment Agreement.
(9)	“Cause” is defined in each of the Named Executive Officer’s respective Employment Agreements. In the event that any of the Named Executive Officers is terminated for Cause, the Company shall only be required to pay that portion of the current base salary of the terminated Named Executive Officer through the date of termination.
(10)	The only Named Executive Officer who is entitled to payments and benefits upon terminating his Employment Agreement for “Good Reason” is Mr. Puzder. “Good Reason” is defined in Mr. Puzder’s Employment Agreement, and only includes a relocation and a “Change in Control.” Mr. Puzder is entitled to terminate his Employment Agreement for Good Reason between 60 and 365 days following the date of his receipt of a relocation notice or a Change in Control and these numbers are only applicable if this election is made by Mr. Puzder. If Mr. Puzder does not elect to terminate his employment, he may, nevertheless, under certain circumstances, have his outstanding unvested equity awards accelerate upon a “Change in Control,” pursuant to the terms of the Company’s equity plans, the same as is applicable to Messrs. Murphy, Abajian, Haley and Griggs. See footnote (12) below.
(11)	In the event a Named Executive Officer’s employment is terminated due to his death or disability, he (or his estate) would be entitled to the amount of his base salary for the remainder of the term of the Employment Agreement. Additionally, in the event of death, each of his outstanding options would vest and remain exercisable for a period of 90 days following the date of his death. In the event of a Named Executive Officer’s disability, the option acceleration provision would not apply.
(12)	As noted in footnote (10) above, there are no benefits automatically accruing to Messrs. Murphy, Abajian, Haley or Griggs, or at their discretion, as a result of a “Change in Control.” However, upon the occurrence of a “Change in Control,” under certain circumstances, each of Messrs. Murphy, Abajian, Haley and Griggs shall be entitled to have their respective outstanding equity awards under the Company’s equity plans immediately vest in full. Additional information regarding the vesting of equity awards under each of the Company’s equity plans, and the specific circumstances under which acceleration of vesting of unvested equity awards may occur upon a Change in Control, is set forth on page 27 in the Compensation Discussion and Analysis section of the Proxy Statement. If all of the circumstances required to result in an acceleration of vesting of unvested equity awards were met, the amount of the value realized by Messrs. Murphy, Abajian, Haley or Griggs would be the same as in the “Accelerated Vesting of Outstanding Restricted Stock Awards” and “Accelerated Vesting of Outstanding Option Awards” columns for “Involuntary Termination Without Cause” in this table.

DIRECTOR COMPENSATION
FISCAL YEAR 2007 DIRECTOR COMPENSATION TABLE

					Change
					in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Byron Allumbaugh	176,500	134,493	174,474	—	—	—	485,467
Peter Churm	81,500	78,493	96,728	—	—	—	256,721
Matthew Goldfarb(1)	18,278	54,980	38,535	—	—	—	141,765
Carl L. Karcher	58,500	70,493	81,676	—	—	—	210,669
Janet E. Kerr	87,500	78,493	119,333	—	—	—	285,326
Daniel D. (Ron) Lane	58,500	70,493	81,676	—	—	—	210,669
Ronald B. Maggard(2)	9,250	0	0	—	—	—	9,250
Daniel E. Ponder, Jr.	75,500	70,493	81,676	—	—	—	227,669
Jerold H. Rubinstein	98,500	64,000	38,535	—	—	—	201,035
Frank P. Willey	89,000	78,493	96,953	—	—	—	264,446
____________________

(1)	In addition to the $18,278 of fees earned or paid in cash by Mr. Goldfarb in fiscal year 2007, Mr. Goldfarb elected to receive 1,649 shares of our common stock in lieu of $25,000 worth of annual cash retainer fees as described in greater detail in the narrative discussion below. The value of the common stock received by Mr. Goldfarb in lieu of cash is included in the amount disclosed in the “Stock Awards” column.
(2)	Mr. Maggard resigned as a director of the Company effective as of June 27, 2006.

     Prior to September 5, 2006, CKE’s policy was to pay non-management directors a base annual retainer of $33,000. The Chairman of the Board received an additional $117,000 (for a total annual retainer of $150,000), the Chairman of the Audit Committee received an additional $67,000 (for a total annual retainer of $100,000), and the Chairman of both the Compensation Committee and the Nominating & Corporate Governance Committee each received an additional $27,000 (for a total annual retainer of $60,000 each). Additionally, under CKE’s policy prior to September 5, 2006, non-management directors received a grant of options to purchase 25,000 shares of CKE’s common stock upon appointment or election to the Board of Directors. The Compensation Committee determined an appropriate annual grant to the non-employee directors, and in fiscal year 2006, each non-management director received an annual grant of options to purchase an aggregate of 15,000 shares of common stock and 5,000 shares of restricted common stock. The Chairman of the Board received options to purchase an additional 35,000 shares of common stock, and the members of the Audit Committee received options to purchase an additional 5,000 shares of common stock. All options were granted with an exercise price at the fair market value as of the date of grant and vested in equal increments over a three-year period. For attendance at each special Board meeting (meetings other than scheduled quarterly Board meetings), each non-management director, other than the Chairman of the Board and the Chairmen of the Board Committees, received a fee of $2,000 ($1,000 for telephonic meetings). For attendance at Board Committee meetings that were held on a day other than the date of a scheduled Board meeting, each non-management director, other than the Chairman of the Board and the Chairmen of the Board Committees, received a fee of $2,000 ($1,000 for telephonic meetings). Reasonable travel and lodging expenses were reimbursed to directors.

     On and effective September 5, 2006, CKE approved and adopted a new compensation policy for non-management directors. Under the current policy, non-management directors receive a base annual retainer of $50,000. The Chairman of the Board receives an additional $125,000 (for a total annual retainer of $175,000), the Chairman of the Audit Committee receives an additional $75,000 (for a total annual retainer of $125,000), and the Chairman of both the Compensation Committee and the Nominating & Corporate Governance Committee each receive an additional $35,000 (for a total annual retainer of $85,000 each). Additionally, under the new policy, non-management directors receive a grant of options to purchase 25,000 shares of common stock and 10,000 shares of restricted stock upon appointment or election to the Board of Directors. Each non-management director receives a base annual grant of options to purchase an aggregate of 15,000 shares of common stock and 7,500 shares of restricted stock. The Chairman of the Board receives options to purchase an additional 35,000 shares of common stock, the members of the Audit Committee receive options to purchase an additional 5,000 shares of common stock and the Chairmen of the Board Committees each receive an additional 2,500 shares of restricted common stock. All options are granted with an exercise price at the fair market value as of the date of grant, and all options and shares of restricted stock vest in equal increments over a two-year period. For attendance at all Board and Board Committee meetings (whether scheduled quarterly meetings or special meetings), each non-management director receives a fee of $2,000 ($1,000 for telephonic meetings). Reasonable travel and lodging expenses are reimbursed to directors.

     Under the new policy, a director may elect to receive additional shares of restricted common stock in lieu of 1.2 times all or a portion of his or her annual cash retainer, valued at the closing price of our common stock on the date of grant. Shares of restricted stock received in lieu of the annual cash retainer will vest one year from the date of grant. In fiscal year 2007, Mr. Goldfarb was the only director to make an election to receive additional shares of restricted stock in lieu of his cash retainer. Mr. Goldfarb elected to receive $30,000 of restricted stock in lieu of cash payments of $25,000, which resulted in a grant of 1,649 shares of our common stock. Additionally, under the new policy each director may elect to forfeit all or a portion of his or her annual grant of options in order to receive additional shares of restricted common stock, in the amount of one-half of the number of option shares forfeited. In fiscal year 2007, all of the directors made this election with respect to all of the options each of them would have received. Accordingly, none of our directors received any options under the new policy and instead received additional shares of restricted common stock.

     In addition to the compensation policies set forth above, we offer each of our directors the ability to participate in our Deferred Compensation Plan. This plan was approved and adopted by the Board of Directors on July 1, 2005, according to the recommendation of the Compensation Committee. Beginning on January 23, 2007, Mr. Karcher elected to participate in the plan and has chosen to defer 100% of his director fees and retainer. Mr. Karcher is currently the only director participant in the Deferred Compensation Plan.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

     Carl N. Karcher. CKE leases certain land and buildings, which include the Anaheim corporate offices of CKE, its distribution center during fiscal year 2007 and one restaurant in Carl Karcher Plaza, located at 401 West Carl Karcher Way, Anaheim, California, from the Karcher Partners, a California limited partnership (“Karcher Partners”). The General Partner of Karcher Partners is Karcher GP, LLC, a Delaware limited liability company (“Karcher GP”). Karcher GP is wholly owned by the Carl N. Karcher and Margaret M. Karcher Trust dated August 17, 1970, as amended (the “Carl N. and Margaret M. Karcher Trust”), of which Carl N. Karcher is co-trustee. CKE and Karcher Partners recently amended an existing lease to terminate CKE’s right to use and possess a portion of the leased premises, to permit demolition of certain existing improvements on the leased premises and the construction of a new building on the leased premises, and to terminate the lease as to the restaurant located at 1200 N. Harbor Blvd., Anaheim, California. Until completion of the new building, CKE will continue to occupy certain existing office and other space under this existing lease with Karcher Partners at a monthly rent of $50,929, and this lease shall terminate on the later of April 2008 or the commencement date of the new office lease referenced below. Concurrently with the termination of the existing lease as to the restaurant located at 1200 N. Harbor Blvd., CKE and Karcher Partners entered into a new lease for the restaurant. The initial term of the new restaurant lease expires on April 30, 2023, and CKE has the option to extend the restaurant lease for two additional five-year terms. The current rent under the restaurant lease is $15,580 per month and 6.5% of annual gross sales in excess of $2,436,369 for the restaurant. CKE and Karcher Partners also concurrently entered into a new office lease for an approximately six acre parcel in Carl Karcher Plaza and an approximately 90,000 rentable square foot building to be constructed by Karcher Partners thereon. The building will be comprised of approximately 85,000 rentable square feet of office space and approximately 5,000 rentable square feet of storage space. The initial term of the office lease is 15 years from the commencement date of the office lease, and CKE has the option to extend the office lease for two additional five-year terms. The base rent payable under the office lease during the initial term of the office lease is $21.60 per rentable square foot per annum for the office space and $14.40 per rentable square foot per annum for the storage space, subject to a 5% increase every two years. CKE also leases two adjacent parcels of land in Carl Karcher Plaza from Karcher Partners. One parcel is being utilized by CKE for a training center and parking (the “Romneya Lease”) and the other parcel is being utilized by CKE for storage (the “Storage Lease”). The rent is $6,942 per month under the Romneya Lease and $7,971 per month under the Storage Lease. The Storage Lease was recently amended to accelerate the termination of such lease, and such lease terminated in February 2007. The Romneya Lease expires on the later of April 2008 or the commencement date of the new office lease. The aggregate rents paid by CKE to Karcher Partners for the corporate offices and adjacent facilities, including one restaurant in Carl Karcher Plaza, during fiscal year 2007 were $1,672,687. In addition, CKE had a lease with the Carl N. Karcher and Margaret M. Karcher Trust dated August 17, 1970, as amended, with respect to one other restaurant property. The minimum monthly rental under this lease is the greater of $6,799 or 5.5% of annual gross sales. The lease expires in May 2010. The aggregate rents paid by CKE to the trust for such other restaurant property during fiscal year 2007 was $157,724. The term of the lease expires in May 2010.

     In January 1994, CKE entered into an Employment Agreement with Carl N. Karcher, which was amended on November 1, 1997, January 1, 2004 and January 1, 2005. In fiscal year 2007, Mr. Karcher was paid an aggregate of $290,423, consisting of (a) $272,115 base salary, (b) $5,541 in life insurance premiums, (c) $2,807 reimbursement for medical costs, and (d) $9,960 auto allowance. Mr. Karcher’s Employment Agreement, as amended on January 1, 2005, provides that Mr. Karcher will receive an annual amount of $300,000, which will decrease by $25,000 each successive year until 2009, when he will be paid an annual amount of $210,000 until his death. Mr. Karcher is entitled to medical, dental and vision benefits until his death, and he is entitled to transportation to and from all Company related events, an office with an assistant, and payment of certain club dues until his death. On May 11, 2004, Carl N. Karcher tendered his resignation as a member of the Board of Directors, which was effective on June 28, 2005.

     JCK, Inc. (“JCK”) is a franchisee of CKE and currently operates 16 Carl’s Jr. restaurants, six of which are Carl’s Jr./Green Burrito dual-branded restaurants. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of JCK. JCK, pursuant to a Development Agreement with CKE, is obligated to develop and franchise two additional Carl’s Jr. restaurants by 2012. In connection with the operation of its 16 franchised restaurants, JCK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $4,812,503. During fiscal year 2007, JCK paid royalty fees of $676,443, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $868,426, for all 16 restaurants combined.

     JCK of Southern Oregon, Inc. (“JCK SO”) is a franchisee of CKE and currently operates five Carl’s Jr. restaurants. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of JCK SO. JCK SO paid CKE an aggregate of $2,500 in franchise fees in fiscal year 2007. In connection with the operation of its five franchised restaurants, JCK SO regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $981,663. During fiscal year 2007, JCK SO paid royalty fees of $134,008, and advertising and promotional fees of $179,510, for all five restaurants combined.

     Wiles Restaurants, Inc. (“Wiles”) is a franchisee of CKE and currently operates 11 Carl’s Jr. restaurants, three of which are Carl’s Jr./Green Burrito dual-branded restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of Wiles. In connection with the operation of its 11 franchised restaurants, Wiles regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $4,508,776. During fiscal year 2007, Wiles paid royalty fees of $570,038, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $806,502, for all 11 restaurants combined. Wiles is also a lessee of CKE with respect to two restaurant locations. Minimum monthly rental payments range from $7,174 to $13,871 or 5.5% to 8% of annual gross sales of the restaurant. The leases expire from November 2008 to August 2011. The rents paid under these leases during fiscal year 2007 totaled $269,891.

     Sierra Surf Connection, Inc. (“SSC”) is a franchisee of CKE and currently operates ten Carl’s Jr. restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of SSC. In connection with the operation of its ten franchised restaurants, SSC regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $1,474,485. During fiscal year 2007, SSC paid royalty fees of $434,615, and advertising and promotional fees of $594,869, for all ten restaurants combined. SSC is also a lessee of CKE with respect to one restaurant location. Minimum monthly rental payments range from $4,805 or 5% of the annual gross sales of the restaurant. The lease expires in January 2008. The rents paid under this lease during fiscal year 2007 totaled $76,047.

     Estrella del Rio Grande, Inc. (“Estrella”) is a franchisee of CKE and currently operates five Carl’s Jr. restaurants, three of which are Carl’s Jr./Green Burrito dual-branded restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of Estrella. Estrella is obligated, pursuant to a Development Agreement with CKE, to develop and franchise five additional Carl’s Jr. restaurants at varying times by 2011. Estrella paid CKE an aggregate of $45,000 in franchise fees and $30,000 in development fees in fiscal year 2007. In connection with the operation of its franchised restaurant, Estrella regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $21,620. During fiscal year 2007, Estrella paid royalty fees of $65,643, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $221,354, for its five restaurants combined.

     MJKL Enterprises, L.L.C. (“MJKL”) is a franchisee of CKE and currently operates 51 Carl’s Jr. restaurants, 17 of which are Carl’s Jr./Green Burrito dual-branded restaurants. Margaret LeVecke is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of MJKL. MJKL is obligated, pursuant to a Development Agreement with CKE, to develop and franchise 47 additional Carl’s Jr. restaurants at varying times by 2016. MJKL paid CKE an aggregate of $45,000 in franchise fees and $30,000 in development fees in fiscal year 2007. In connection with the operation of its 51 restaurants, MJKL regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $16,865,182. During fiscal year 2007, MJKL paid royalty fees of $2,098,297, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $2,800,956, for all 51 restaurants combined. MJKL is also a lessee or sublessee of CKE with respect to 14 restaurant locations. Monthly rental payments vary from $3,542 to $8,750 and/or a percentage of the annual gross sales of the restaurants ranging from 4% to 8%. The leases expire at varying times between December 2007 and December 2020. Rents paid during fiscal year 2007 under these leases totaled $1,192,312.

     Bernard Karcher Investments, Inc. (“BKI”) is a franchisee of CKE and currently operates 11 Carl’s Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of BKI. In connection with the operation of its 11 franchised restaurants, BKI regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $4,745,060. During fiscal year 2007, BKI paid royalty fees of $619,416, and advertising and promotional fees of $887,762, for all 11 restaurants combined. BKI is also a lessee of CKE with respect to two restaurant locations. Rental payments range from $10,292 to $13,824. The leases expire at varying times between January 2011 to September 2012. The rents paid under these leases during fiscal year 2007 totaled $157,098.

     B&J, L.L.C. (“B&J”) is a franchisee of CKE and currently operates ten Carl’s Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of B&J. In connection with the operation of its ten franchised restaurants, B&J regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $4,045,706. During fiscal year 2007, B&J paid royalty fees of $529,698, and advertising and promotional fees of $758,394, for all ten restaurants combined. B&J is also a sublessee of CKE with respect to one restaurant location. Rental payments equal the greater of $4,290 per month or 4% of the annual gross sales of the restaurant. The lease expires in January 2018. Total rents paid under this lease during fiscal year 2007 totaled $57,547.

     Carl L. Karcher. CLK, Inc. (“CLK”) is a franchisee of CKE and currently operates 29 Carl’s Jr. restaurants, ten of which are Carl’s Jr./Green Burrito dual-branded restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of CLK. In connection with the operation of its 29 franchised restaurants, CLK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $13,064,311. During fiscal year 2007, CLK paid royalty fees of $1,648,327, including royalties fees paid to CKE for the Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $2,154,522, for all 29 restaurants combined. CLK is also a lessee or sublessee of CKE with respect to nine restaurant locations, one of which terminated in fiscal year 2007. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 4.5% to 8%, or minimum monthly rental payments ranging from $4,447 to $13,048. The leases expire at varying times between December 2008 and August 2011. The rents paid under these leases during fiscal year 2007 totaled $907,135.

     CLK New-Star, L.P. (“New-Star”) is a franchisee of CKE and currently operates seven Carl’s Jr. restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of New-Star. New-Star, pursuant to a Development Agreement with CKE, is obligated to develop and franchise eight additional Carl’s Jr. restaurants at varying times by 2011. New-Star paid CKE an aggregate of $15,000 in franchise fees and $10,000 in development fees in fiscal year 2007. In connection with the operation of its seven franchised restaurants, New Star purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $16,967. During fiscal year 2007, New Star paid royalty fees of $328,430, and advertising and promotional fees of $453,979, for its seven restaurants combined.

     Border Star de Mexico, S. de R.L. de C.V. (“BSM”) is a licensee of CKE and currently operates five Carl’s Jr. restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of BSM. BSM paid CKE an aggregate of $5,000 in franchise fees and $10,000 in development fees in fiscal year 2007. In connection with the operation of its five franchised restaurants, BSM regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $573,767. During fiscal year 2007, BSM paid royalty fees of $129,274 for its five restaurants combined.

     KWK Foods, L.L.C. (“KWK”) is a franchisee of CKE and currently operates 17 Carl’s Jr. restaurants, four of which are Carl’s Jr./Green Burrito dual-branded restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of KWK. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of KWK. In connection with the operation of its 17 franchised restaurants, KWK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $3,767,406. During fiscal year 2007, KWK paid royalty fees of $698,065, including royalties paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurant, and advertising and promotional fees of $952,579, for all 17 restaurants combined. KWK was also a sublessee of CKE with respect to three restaurant locations during fiscal year 2007. Rental payments equal 1% of annual gross sales of the restaurant in excess of $900,000, or minimum monthly rental payments ranging from $5,101 to $10,376. The leases expire at varying times between September 2015 and February 2018. Total rents paid under these leases during fiscal year 2007 totaled $289,817.

     KWKG, Inc. (“KWKG”) is a franchisee of CKE and currently operates one Carl’s Jr. restaurant, which is a Carl’s Jr./Green Burrito dual-branded restaurant. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of KWKG. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of KWKG. KWKG is obligated, pursuant to a Development Agreement with CKE, to develop and franchise three additional Carl’s Jr. restaurants at varying times by 2011. KWKG paid CKE an aggregate of $15,000 in franchise fees and $10,000 in development fees in fiscal year 2007. In connection with the operation of its franchised restaurant, KWKG regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $301,299. During fiscal year 2007, KWK paid royalty fees of $36,188, including royalties paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurant, and advertising and promotional fees of $43,227, for its restaurant.

     CLK-CH Desert Star, LP (“CLK-CH”) is a franchisee of CKE and does not currently operate any Carl’s Jr. restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of CLK-CH. CLK-CH is obligated, pursuant to a Development Agreement with CKE, to develop and franchise six Carl’s Jr. restaurants at varying times by 2014.

     Daniel D. (Ron) Lane. M & N Foods, L.L.C. (“M&N”) is a franchisee of CKE and currently operates 25 Carl’s Jr. restaurants, eight of which are Carl Jr./Green Burrito dual-branded restaurants. Daniel D. (Ron) Lane is a director of CKE and an affiliate of M&N. In connection with the operation of its 25 restaurants, M&N regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2007, these purchases totaled approximately $10,297,372. During fiscal year 2007, M&N paid royalty fees of $1,336,916, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $1,872,002. M&N was also a lessee or sublessee of CKE with respect to its 25 restaurant locations during fiscal 2007. Monthly rental payments vary from $2,958 to $17,325 and/or 5% of the annual gross sales of the restaurants. The leases expire at varying times between September 2007 and November 2022. Rents paid under these leases during fiscal year 2007 totaled $2,538,739.

     Daniel E. Ponder, Jr. Ponder Enterprises, Inc. (“PEI”) is a franchisee of Hardee’s and currently operates 21 Hardee’s restaurants, seven of which were purchased from the Company on April 9, 2007. Daniel E. Ponder, Jr. is a director of CKE and President and Chairman of the Board of PEI. During fiscal year 2007, PEI paid CKE royalty fees of $440,758 for the 14 restaurants it owned. PEI was also a sublessee of CKE with respect to four of its restaurant locations during fiscal year 2007. Rental payments equal 1% of the annual gross sales of the restaurant in excess of $600,000, or minimum monthly rental payments ranging from $669 to $3,750. One lease expires in November 2008 and the remaining three are month-to-month beginning in January 2007. Total rent paid under this lease during fiscal year 2007 aggregated $8,695.

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO 2005 OMNIBUS INCENTIVE
COMPENSATION PLAN

     The Board of Directors unanimously approved our 2005 Plan on March 22, 2005, and our stockholders approved the 2005 Plan at our 2005 Annual Meeting, which was held on June 28, 2005. On April 17, 2007, the Board unanimously approved certain amendments to the 2005 Plan, as described below, subject to stockholder approval at the Annual Meeting.

     At the end of our fiscal year on January 29, 2007, we had granted options to purchase a total of 645,000 shares, and we had granted a total of 682,500 shares under restricted stock awards (of which restricted stock awards for a total of 10,000 shares had been cancelled), under the 2005 Plan.  As a result, based on current limitations on the number of shares issuable under our 2005 Plan, as discussed in detail below, at the end of our fiscal year on January 29, 2007, we had a total of 1,177,500 shares remaining available for future awards (other than awards of restricted stock, stock units and stock awards) and a total of 77,500 shares remaining available for future awards of restricted stock, stock units and stock awards.

Description of the Amendments to the 2005 Plan

     The Board approved amendments to our 2005 Plan consisting of the following:

     (a) Increasing the total number of shares reserved for issuance under the 2005 Plan from 2,500,000 to 5,500,000. The additional requested shares represent approximately 4.76% of our total outstanding shares as of April 23, 2007.

     (b) Increasing the maximum number of shares issuable under certain types of awards. The maximum number of shares of common stock which may be issued and sold under incentive stock option awards would be increased from 2,500,000 shares to 5,500,000 shares, and the applicable maximum number of shares which may be issued under all awards of restricted stock, stock units and stock awards, in the aggregate, would be increased from 750,000 shares to 3,000,000 shares.

     (c) Expanding the group of persons who are potentially eligible to receive awards under the 2005 Plan to include nonemployee members of the boards of directors of any of the affiliates of the Company and other nonemployees engaged by the Company or any of its affiliates in the capacity of a consultant or other service provider, who the Company classifies as independent contractors for U.S. tax reporting purposes.

     (d) Expressly providing that any shares of common stock that are used to pay the exercise price of an option, or used to pay withholding taxes with respect to an award, or purchased by the Company on the open market with the cash tendered for the exercise of an option or in payment of any purchase price with respect to a restricted stock award, shall remain counted against the maximum share limitation and may not be made subject to future awards under the 2005 Plan. Furthermore, for purposes of determining the effect of the exercise of a stock appreciation right on the foregoing maximum share limitations, the Company shall count the total number of shares of common stock covered by such award and not merely the net shares transferred pursuant to the exercise of the stock appreciation right, i.e. both (a) the shares of common stock actually transferred by the Company to the holder of the right being exercised and (b) the difference between the gross number of shares covered by the right and the shares actually transferred on exercise shall be counted against the maximum share limitations and may not be made subject to future awards under the 2005 Plan.

Reasons for Amendments

     The proposed increase in the total number of shares reserved for issuance, and the maximum number of shares issuable under certain types of awards is based on the Board’s assessment of the Company’s anticipated needs under its equity compensation program. During fiscal year 2007, the Board approved arrangements providing for substantially more equity participation in the form of restricted stock awards for our Named Executive Officers and for our outside directors. We do not currently have enough shares available for issuance under the 2005 Plan to enable us to make the equity compensation grants that will be required under these new arrangements, while maintaining the reserve of shares that will be needed as we continue to make equity awards to new employees, upon the promotion of existing employees and on an annual basis to existing employees. The Board believes the proposed increases in shares reserved for issuance under the 2005 Plan are necessary to facilitate the arrangements we have made with our Named Executive Officers and outside directors, while ensuring we have the continued capacity, based upon our historical trend and anticipated needs, to use equity compensation to attract and retain the best available personnel for positions of substantial responsibility and offer equity compensation that is commensurate with that of our peers and competitors.

     The proposed expansion of the group of persons who are potentially eligible to receive awards under the 2005 Plan reflects the Board’s assessment of the potential benefit to the Company in utilizing equity compensation to incentivize not only its employees, but also the nonemployee members of the boards of directors of affiliates, as well as nonemployees engaged by the Company or any of its affiliates in the capacity of a consultant or other service provider.

     Approval of these amendments to the 2005 Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting. An abstention from voting on this matter will be treated as “present” for quorum purposes, and will have the same effect as a vote against the proposal. For purposes of this vote, broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE
2005 OMNIBUS INCENTIVE COMPENSATION PLAN

Description of the 2005 Plan, as Amended

     The 2005 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights and stock units. Participants in the 2005 Plan may be granted any one of the equity awards or any combination thereof, as determined by the Compensation Committee. The following is a summary of the principal provisions of the 2005 Plan. The summary is qualified in its entirety by reference to the full text of the 2005 Plan, a restated copy of which is attached as Annex B to this Proxy Statement.

     Purpose of the 2005 Plan. The purpose of the 2005 Plan is to further align the interests of employees and directors with those of the stockholders by providing incentive compensation opportunities tied to the performance of the common stock of the Company and by promoting increased ownership of the common stock by such individuals. The 2005 Plan is also intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of our business is largely dependent.

     Shares Reserved for Issuance. We initially reserved 2,500,000 shares of common stock for issuance under the 2005 Plan. If our stockholders approve the amendments proposed herein, the number of shares available for issuance under the 2005 Plan will be increased to 5,500,000. The additional requested shares represent approximately 4.76% of our total outstanding shares as of April 23, 2007.

     Limits on Awards. If our stockholders approve the amendments proposed herein, a maximum of 5,500,000 shares (an increase of 3,000,000 shares from the prior limit of 2,500,000 shares) of common stock may be issued and sold under certain types of awards granted under the 2005 Plan. Of such aggregate limit, the maximum number of shares of common stock that may be issued under (i) incentive stock option awards shall be 5,500,000 (an increase of 3,000,000 shares from the prior limit of 2,500,000 shares), and (ii) all awards of restricted stock, stock units and stock awards, in the aggregate, shall be 3,000,000 shares (an increase of 2,250,000 shares from the prior limit of 750,000 shares). The maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, restricted stock, stock units and stock awards, in the aggregate, granted to any one Participant (as defined below) during any single fiscal year period shall be 375,000 shares; provided, however, that the Company reserves the right to exceed this limitation in connection with any new hire of a Named Executive Officer if the Board of Directors determines that it is in the best interests of the Company to do so, but in no event shall this limitation exceed 475,000 shares. The foregoing limitations shall each be applied on an aggregate basis taking into account awards granted to a Participant under the 2005 Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any affiliate thereof.

     Shares of common stock issued and sold under the 2005 Plan may be either authorized but unissued shares or shares held in the Company’s treasury, except in the case of an option that is exercised by an open-market broker-assisted transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price. To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, repurchased by or returned to the Company for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the 2005 Plan pursuant to such limitations. Any shares of common stock that are used to pay the exercise price of an option, or used to pay withholding taxes with respect to an award, or purchased by the Company on the open market with the cash tendered for the exercise of an option or in payment of any purchase price with respect to a restricted stock award, shall remain counted against the foregoing maximum share limitation and may not be made subject to future awards under the 2005 Plan. Furthermore, for purposes of determining the effect of the exercise of a stock appreciation right on the foregoing maximum share limitations, the Company shall count the total number of shares of common stock covered by such award and not merely the net shares transferred pursuant to the exercise of the stock appreciation right, i.e. both (a) the shares of common stock actually transferred by the Company to the holder of the right being exercised and (b) the difference between the gross number of shares covered by the right and the shares actually transferred on exercise shall be counted against the foregoing maximum share limitations and may not be made subject to future awards.

     Administration. The 2005 Plan provides that the 2005 Plan shall be administered by a committee comprised of no fewer than two members of the Board of Directors (the “Committee”). Each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of CKE’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the NYSE, (iii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iv) an “outside director” under Section 162(m) of the Internal Revenue Code. The Board of Directors has delegated administration of the 2005 Plan to the Compensation Committee, which is therefore deemed to be the “Committee” under the 2005 Plan.

     The Committee shall have such powers and authority as may be necessary or appropriate to carry out the functions of the Committee as described in the 2005 Plan. Subject to the express limitations of the 2005 Plan, the Committee shall have authority in its discretion to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award and all other terms of the award. The Committee may prescribe, amend and rescind rules and regulations relating to the 2005 Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Additionally, the Committee may delegate to one or more officers of the Company the ability to grant and determine terms and conditions of awards under the 2005 Plan to certain employees, and the Committee may delegate to any appropriate officer or employee of the Company responsibility for performing certain ministerial functions under the 2005 Plan.

     Eligibility. As initially approved, the 2005 Plan provided that any person who was an employee of the Company or any affiliate thereof, any person to whom an offer of employment with the Company had been extended, as determined by the Committee, or any person who was a non-employee director was eligible to be designated by the Committee to receive awards under the 2005 Plan. The proposed amendment expands the group of persons who are potentially eligible to receive awards under the 2005 Plan to include non-employee members of the boards of directors of any of the affiliates of the Company and other non-employees engaged by the Company or any of its affiliates in the capacity of a consultant or other person or entity to provide bona fide services.  In order for a consultant or other service provider to rely on the Company’s registration statement on Form S-8, which the Company filed with the Securities and Exchange Commission to register its common stock issuable under the 2005 Plan under the Securities Act of 1933, as amended, the consultant or other service provider must be a natural person who has contracted directly with the Company to render bona fide services that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.  The common stock covered by an award to a consultant or other service provider who does not render bona fide services to the Company, is not a natural person, or renders the type services described in the preceding sentence, is not covered by the Company’s Form S-8 filing.  The Committee shall not grant an award to such a consultant or other service provider unless the Committee determines both (i)

that such grant (A) shall be registered in another manner under the Securities Act of 1933, as amended (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act of 1933, as amended, in order to comply with the requirements of the Securities Act of 1933, as amended, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions. The persons included within the group of potential participants in the 2005 Plan, as expanded by the proposed amendments, are individually referred to as a “Participant” and collectively as the “Participants.”

Types of Plan Awards

     The 2005 Plan includes the following equity compensation awards: incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, stock appreciation rights and stock units, which are described below.

     Stock Options. Stock options granted under the 2005 Plan may be either incentive stock options or non-qualified stock options, subject to the provisions of Section 422 of the Internal Revenue Code.

     The exercise price per share of a stock option shall not be less than the fair market value of the Company’s common stock on the date the option is granted, provided that the Committee may in its discretion specify for any stock option an exercise price per share that is higher than the fair market value of the Company’s common stock on the date the option is granted. The exercise price is payable in cash, shares of CKE stock owned by the Participant exercising the option, through a broker-assisted cashless exercise or otherwise as provided by the Committee. The Committee shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted. Except as otherwise provided by the Committee, no stock option may be exercised at any time during the term thereof unless the Participant is then in the service of the Company or one of its affiliates.

     Generally, a Participant’s right to exercise a stock option granted under the 2005 Plan expires, and such option terminates, (i) twelve months after termination of service if service ceased due to disability, (ii) eighteen months after termination of service if service ceased at a time when the Participant was eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its affiliates had made contributions, (iii) eighteen months after termination of service if the Participant died while in the service of the Company or any of its affiliates, or (iv) three months after termination of service if service ceased for any other reason.

     All stock options are nontransferable except (i) upon the Participant’s death or (ii) in the case of non-qualified stock options only, for the transfer of all or part of the stock option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933, as amended), as may be approved by the Committee in its discretion at the time of the proposed transfer.

     Subject to anti-dilution adjustment provisions in the 2005 Plan, without the prior approval of CKE’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board of Directors shall cause the cancellation, substitution or amendment of a stock option that would have the effect of reducing the exercise price of such a stock option previously granted under the 2005 Plan, or otherwise approve any modification to such a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE.

     Stock Appreciation Rights. A stock appreciation right entitles a Participant, upon settlement, to receive a payment based on the increase of the value of CKE stock from the time the stock appreciation right is granted until the time it is exercised (or settled). Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a stock appreciation right at any time.

     A stock appreciation right may be granted without any related stock option and may be subject to such vesting and exercisability requirements as specified by the Committee in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A stock appreciation right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a stock appreciation right shall be ten years from the date the right is granted. The base price of a stock appreciation right granted without any related stock option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding stock appreciation right shall not be less than 100 percent of the fair market value of the shares of common stock of the Company on the date the right is granted.

     A stock appreciation right may be granted in tandem with a stock option, either at the time of grant or at any time thereafter during the term of the stock option. A tandem stock option/stock appreciation right will entitle the holder to elect, as to all or any portion of the number of shares subject to such stock option/stock appreciation right, to exercise either the stock option or the stock appreciation right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A stock appreciation right granted in tandem with a stock option hereunder shall have a base price per share equal to the per share exercise price of the stock option, which under the 2005 Plan shall not be less than 100 percent of the fair market value of the shares of common stock of the Company on the date the right is granted, and will be vested and exercisable at the same time or times that a related stock option is vested and exercisable and will expire no later than the time at which the related stock option expires.

     A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of common stock of the Company on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the award agreement, in shares of common stock valued at their fair market value on the date of exercise or payment, in cash, or in a combination of shares of common stock and cash, subject to applicable tax withholding requirements. Awards made under the 2005 Plan involving deferrals of income, including stock appreciation rights, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to Participants. These requirements include limitations on election timing, including the timing of exercise of stock appreciation rights, acceleration of payments, and distributions of awards and award proceeds, including the requirement that all stock appreciation rights that are to be settled in cash, rather than CKE stock, must be exercised immediately upon, and concurrent with, the vesting of such stock appreciation right. The Company intends to structure any awards under the 2005 Plan, including awards of stock appreciation rights, to meet the applicable tax law requirements in Internal Revenue Code Section 409A in order to avoid these adverse tax consequences.

     Subject to anti-dilution adjustment provisions in the 2005 Plan, without the prior approval of CKE’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board of Directors shall cause the cancellation, substitution or amendment of a stock appreciation right that would have the effect of reducing the base price of such a stock appreciation right previously granted under the 2005 Plan, or otherwise approve any modification to such a stock appreciation right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE.

     Restricted Stock Awards. Restricted stock awards represent shares of CKE stock granted subject to restrictions on transfer and vesting requirements as determined by the Committee. The terms of a restricted stock award may require the Participant to pay a purchase price for the shares, or the Committee may provide that no payment is required. The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the Committee in the award agreement, provided that the Committee may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a restricted stock award are not satisfied prior to the termination of the Participant’s service, the award shall be forfeited and the shares of common stock subject to the award shall be returned to the Company. If the Participant paid for the restricted shares, then upon a termination of a Participant’s service the Company shall have the right to repurchase any restricted shares for the original purchase paid by the Participant.

     Shares granted under any restricted stock award may not be transferred, assigned or made subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the restricted stock award being forfeited and returned to the Company (or repurchased by the Company, if the Participant paid for the restricted shares).

     Subject to the provisions of the 2005 Plan and the applicable award agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an award agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the restricted stock award.

     Stock Unit Awards. A recipient of a stock unit award is entitled to receive a payment based on the fair market value of the Company’s common stock on the applicable date of delivery or other time period of determination, as specified by the Committee. A stock unit award shall be subject to such restrictions and conditions as the Committee shall determine. A stock unit award may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

     On the date the award is granted, the Committee shall in its discretion determine any vesting requirements with respect to a stock unit award, which shall be set forth in the award agreement, provided that the Committee may accelerate the vesting of a stock unit award at any time. A stock unit award may also be granted on a fully-vested basis.

     A stock unit award shall become payable to a Participant at the time or times determined by the Committee and set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a stock unit award may be made, at the discretion of the Committee, in cash or in shares of common stock of the Company, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a stock unit award shall be made based upon the fair market value of one share of the common stock of the Company, multiplied by the number of stock units granted, determined at such time as provided by the Committee. Depending on their terms, stock unit awards may be subject to Internal Revenue Code Section 409A, which in certain circumstances will result in adverse tax consequences to Participants. The Company intends to structure any stock unit awards under the 2005 Plan to meet the applicable tax law requirements of Internal Revenue Code Section 409A in order to avoid these consequences.

     To the extent that the Committee elects to make payments for stock unit awards in stock, the Participant shall not have any rights as a stockholder with respect to the shares subject to a stock unit award until such time as shares of common stock are delivered to the Participant pursuant to the terms of the award agreement.

     Stock Awards. A stock award granted to a Participant represents shares of the Company’s common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the 2005 Plan and the award agreement. A stock award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee may, in connection with any stock award, require the payment of a specified purchase price.

     Subject to the provisions of the 2005 Plan and the applicable award agreement, upon the issuance of the common stock under a stock award the Participant shall have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Change in Control

     Awards under the 2005 Plan are subject to special provisions upon the occurrence of a “change in control” (as defined in the 2005 Plan) transaction with respect to the Company. Under the 2005 Plan, unless the award agreement provides for a different result, if within twelve months of a change in control there occurs a “triggering event” (as defined in the 2005 Plan), (i) each outstanding stock option and stock appreciation right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each restricted stock award shall become fully and immediately vested and all forfeiture and transfer restrictions thereon, and all of the Company’s repurchase rights with respect to such restricted shares, shall lapse, and (iii) each outstanding stock unit award shall become immediately and fully vested and payable.

Section 162(m) Awards

     Awards of options and stock appreciation rights granted under the 2005 Plan will automatically qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) pursuant to their expected terms. Awards of restricted stock, stock units and stock awards may qualify under Section 162(m) of the Internal Revenue Code if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Term of 2005 Plan

     The 2005 Plan shall terminate on March 22, 2015, which is the tenth anniversary of the date of its adoption by the Board of Directors. The Board of Directors may, in its discretion and at any earlier date, terminate the 2005 Plan. Notwithstanding the foregoing, no termination of the 2005 Plan shall adversely affect any award theretofore granted without the consent of the Participant or the permitted transferee of the award.

Benefits Under the 2005 Plan

     Future awards to our employees and directors are discretionary. Therefore, the benefits that may be received by our employees and directors cannot be determined at this time. In addition, because the value of the common stock issuable under aspects of the 2005 Plan will depend on the fair market value of the Company’s common stock at future dates, it is not possible to determine exactly the benefits that might be received by Participants under the 2005 Plan.

Summary of Federal Income Tax Consequences of the 2005 Plan

     The following is a brief summary of certain federal income tax consequences of participation in the 2005 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2005 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     Incentive Stock Options. No taxable income will be recognized by a Participant under the 2005 Plan upon either the grant or the exercise of an incentive stock option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive stock option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the Participant’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the Participant in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the Participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant as a result of a disposition of the shares received upon exercise of an incentive stock option.

     The exercise of an incentive stock option may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. A Participant who is subject to alternative minimum tax in the year of exercise of an incentive stock option may claim as a credit against the Participant’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive stock option. This credit is available in the first year following the year of exercise in which the Participant has regular tax liability.

     Non-Qualified Stock Options. Generally, no taxable income is recognized by a Participant upon the grant of a non-qualified stock option if at the time of grant the exercise price for such option is equal to or greater than the fair market value of the stock to which such option relates. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the Participant who is an employee of CKE is subject to income tax withholding by CKE out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged (however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

     Restricted Stock. If no election is made under Section 83(b) of the Internal Revenue Code and repurchase rights are retained by CKE, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead an Internal Revenue Code Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

     Stock Appreciation Rights. Generally, no taxable income is recognized by a Participant receiving a stand alone non-vested stock appreciation right payable in cash at the time the stock appreciation right is granted where the base value is equal to the fair market value of CKE’s stock and the Participant is required to exercise the stock appreciation right at the time it becomes vested. Upon exercise, if the Participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the Participant at the time it is received so long as the right is exercised as it becomes vested. If the Participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the Participant at the time it is received. If a stock appreciation right payable in cash is not required to be exercised as it becomes vested, then such right may subject a Participant to certain adverse tax consequences under Internal Revenue Code Section 409A, discussed below.

     We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.

     Stock Unit Awards. Stock unit awards are generally includable in income in the year received or made available to the Participant without substantial limitations or restrictions. However, depending on their terms, stock unit awards may be subject to Internal Revenue Code Section 409A, discussed below, which in certain circumstances will result in adverse tax consequences to Participants. Generally, we will be entitled to deduct the amount the Participant includes in income as a compensation expense in the year of payment.

     Deferred Compensation. As noted above in the description of the 2005 Plan, any deferrals made under the 2005 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Internal Revenue Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, discounted stock options, and other awards that provide the Participant with an opportunity to defer recognition of income until a taxable year that is after the taxable year in which the Participant first held had a legally binding right to receive such income. We intend to structure any awards under the 2005 Plan to meet the applicable tax law requirements under Internal Revenue Code Section 409A in order to avoid its adverse tax consequences.

     Tax Withholding. Participants are responsible for payment of any taxes or similar charges required by law to be withheld from an award or an amount paid in satisfaction of an award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement shall specify the method or methods by which the withholding obligation shall be satisfied with respect to the particular type of award.

Equity Compensation Plan Information

     The following table provides information relating to our equity compensation plans as of January 29, 2007.

Number of
Securities
	Number of		Remaining
	Securities	Weighted-	Available for
	to be Issued	Average	Future Issuance
	Upon	Exercise	Under Equity
	Exercise of	Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options,	Options,	Securities
	Warrants	Warrants	Reflected in
Plan Category	and Rights	and Rights	Column (a)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	5,003,784	$13.74	1,215,643
Equity compensation plans not approved by stockholders(1)	370,522	$8.24	93,529
Total	5,374,306	$13.36	1,309,172
____________________

(1)	Represents options that are part of a “broad-based plan” as then defined by the New York Stock Exchange. Additional information regarding the Company’s equity compensation plans that have not been approved by stockholders is set forth in Note 23 to the Company’s audited financial statements for the fiscal year ended January 29, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2007.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for our fiscal year ending January 28, 2008. KPMG audited the Company’s consolidated financial statements for the fiscal year ended January 29, 2007. We are submitting the selection of independent registered public accounting firm for stockholder ratification at the Annual Meeting.

     A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

     Our organizational documents do not require that our stockholders ratify the selection of KPMG as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Independent Registered Public Accounting Firm

     The Audit Committee’s Charter provides that the Audit Committee, or a designated member thereof, must pre-approve services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagements of KPMG pursuant to which it provided the audit and tax services described below for the fiscal year ended January 29, 2007.

		Percentage of Fiscal		Percentage of Fiscal
	Fiscal	Year 2007 Services	Fiscal	Year 2006 Services
	Year	Approved by Audit	Year	Approved by Audit
Name	2007	Committee	2006	Committee
Audit Fees(1)	$1,411,520	100%	$1,254,286	100%
Tax Fees	$0	—	$0	—
____________________

(1)

Audit services consist of the audit of annual financial statements, audit of the effectiveness of our internal control over financial reporting as of January 29, 2007 as required by Section 404 of the Sarbanes-Oxley Act, SAS 100 quarterly reviews, review of UFOC/registration statements and issuance of comfort letters and consents.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Registered Public Accounting Firm

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

     Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

      1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

      2. Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

      3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning and tax advice.

      4. Other fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

     Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Registered Public Accounting Firm Independence

     The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence and has concluded that the provision of such non-audit services does not compromise the independence of KPMG.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of three non-management directors and operates pursuant to a written Charter that is available on our website at www.ckr.com, and a copy of which will be made available in print (without charge) to any stockholder upon request. During fiscal year 2007, the Audit Committee held five meetings. The Audit Committee’s purpose is to (a) assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm; (b) to decide whether to appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and (c) to prepare this Report. The Board of Directors has determined, upon the recommendation of the Nominating & Corporate Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Mr. Rubinstein is an “audit committee financial expert” within the meaning of the rules of the SEC.

     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, including a review of CKE’s accounting and financial reporting principles and policies, financial reporting judgments, clarity and comprehensiveness of the financial statements, alternative treatments for various items in the financial statements, and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee, along with management, is responsible for evaluating KPMG’s performance, including a review of its qualifications, independence and quality control procedures, and deciding whether to retain KPMG each year. The independent registered public accounting firm is responsible for performing an independent audit of the financial statements, audit effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles and preparing a report on the financial statements. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

     In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as currently in effect. The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as currently in effect, and has discussed with the independent registered public accounting firm their independence. All non-audit services performed by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee or a member thereof.

     During fiscal year 2007, the Audit Committee performed all of its duties and responsibilities under the then applicable Charter of the Audit Committee. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for fiscal year 2007 be included in its Annual Report on Form 10-K for the Company’s fiscal year ended January 29, 2007.

Dated: May 14, 2007

AUDIT COMMITTEE

Jerold H. Rubinstein (Chairman)
Frank P. Willey
Byron Allumbaugh

     The report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS

Other Business

     Presented by Management. Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote thereon in accordance with their best judgment.

     Presented by Stockholders. As no nominations and/or proposals were timely submitted to the Company, there are no matters proposed by stockholders which are to be acted/voted upon.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the annual meeting in the year 2008 must deliver the proposal to the Corporate Secretary at 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013:

      1. Not later than January 16, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8(e)(2) under the Securities Exchange Act of 1934, as amended. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

      2. Not later than March 13, 2008 (based on a tentative Annual Meeting date of June 11, 2008), if the proposal is submitted pursuant to CKE’s bylaws, in which case we are not required to include the proposal in our proxy materials.

     Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of CKE which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by CKE.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors

     We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may communicate that concern to Charles Seigel, our Compliance Officer, at cseigel@ckr.com, or the Audit Committee of the Board of Directors at auditcommittee@ckr.com, or, to maintain anonymity, by sending correspondence to CKE Restaurants, Inc., Audit Committee, 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our non-management directors, or with our non-management directors as a group, may contact Charles Seigel at (805) 745-7500.

Incorporation by Reference

     The following document is incorporated by reference in this Proxy Statement: Annual Report on Form 10-K for the fiscal year ended January 29, 2007, as filed with the SEC on March 30, 2007.

     We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Proxy Statement incorporates). Such a request should be directed to CKE Restaurants, Inc., 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013, Attn: Corporate Secretary or (805) 745-7500.

ANNEX A

CHARTER
OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
CKE RESTAURANTS, INC.

I. Audit Committee Mission Statement

     The Audit Committee is appointed by the Board of Directors (the “Board”) for the purposes of:

A.	assisting Board oversight of:

	•	the integrity of the Company’s financial statements;

	•	the Company’s compliance with legal and regulatory requirements;

	•	the qualifications and independence of the Company’s independent auditors; and

	•	the performance of the Company’s internal audit function and of its independent auditors; and

B.	preparing the Audit Committee Report for inclusion in the Company’s Annual Proxy Statement.

     The Audit Committee shall each year, in conjunction with the preparation of the Audit Committee report to the Company’s stockholders discussed further below, evaluate its own performance in light of the foregoing mission statement and implement any changes in its own performance suggested by such review.

II. Powers of the Audit Committee.

     The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the Company’s independent auditors as well as to anyone else in the Company. The Audit Committee has the authority, at the Company’s expense, to retain and to obtain the advice of such legal, accounting or other consultants or experts as it deems necessary in the performance of its duties, which experts need not be the same as are regularly retained by the Company to perform such functions.

III.	Audit Committee Composition, Meetings and Funding

	A.	Composition and Qualifications.

		1.	Number. The Audit Committee shall be comprised of at least three directors, or more than three directors as determined by the Board.

2.

Independence. Audit Committee members shall be “independent” within the meaning of the Rules of the New York Stock Exchange (“NYSE”) and applicable law. The Company’s criteria for director independence are set forth on Exhibit A attached hereto.

		3.	Expertise Requirement of Audit Committee Members. All members of the Committee shall be financially literate, as determined in the business judgment of the Board, or shall meet such standard within a reasonable period of time after the director’s appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as determined by the Board in its business judgment. Further, it is the intention of the Board that the Audit Committee include at least one member who qualifies as an “audit committee financial expert,” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002. The criteria for such designation are attached hereto as Exhibit B.

B. Appointment of Audit Committee Members. Audit Committee members shall be appointed and replaced by the Board on recommendation of the Nominating & Corporate Governance Committee. If a Committee Chairman is not designated or present at a meeting, the members of the Committee may designate a Committee Chairman for such meeting by majority vote of the Committee membership.

C. Meetings. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately and separately in executive session at least quarterly with (1) management, (2) the director of the internal auditing department, (3) the independent auditors, and (4) as a committee to discuss any matters that the Committee or any of these groups believe should be discussed.

D. Funding. The Company shall provide the Audit Committee with such funding as the Committee reasonably decides is adequate for the engagement and retention of the Company’s independent auditors and the performance of the Audit Committees other functions as detailed in this Charter.

IV.	Audit Committee Responsibilities and Duties

	A.	Independent Auditors

		1.	The independent auditors shall be directly accountable to the Audit Committee and indirectly accountable to the Board through the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and annually approve the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The Audit Committee shall have the sole authority to terminate the engagement of the Company’s independent auditors; provided, however, the Audit Committee shall discontinue the Company’s engagement of the independent auditors with respect to any independent audit if the Company’s chief executive officer, chief financial officer, controller, chief accounting officer or person serving in an equivalent position was employed by the auditor and participated in any capacity in auditing of the Company during the one year period prior to initiating such independent audit.

2.	The Audit Committee shall have the sole authority to approve the fees and other significant compensation to be paid to the independent auditors, and to approve any significant non-audit engagement. Such approval shall be delivered prior to the related services being performed.

3.	The Audit Committee shall be directly responsible for the resolution of disagreements between management and the Company’s independent auditors regarding financial reporting, and shall have final authority to determine the Company’s position with respect to any such disagreement.

4.	The Audit Committee shall annually obtain and review a report by the independent auditors describing the independent auditors’ internal quality control procedures, and any material issues raised with respect thereto by any internal review, peer review or external investigation thereof, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

5.	The Audit Committee shall: (a) on an annual basis, review and discuss with the independent auditors all significant relationships they have or are proposed to have with the Company to determine whether those relationships could impair the auditors' independence; and (b) review, on an ongoing basis, compliance with the statutory ban on the independent auditors’ provision of non-audit services, except for the provision of tax advice and services pre-approved by the Audit Committee.

6.	In consultation with management and the Company’s internal audit staff, the Audit Committee shall annually consider the independent auditors’ qualifications, performance and independence, and the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

7.	At least every five years, the Audit Committee shall require the rotation of the independent auditor’s lead audit partner and reviewing audit partner, and consider the costs and benefits of switching to another firm of independent auditors.

8.	The Audit Committee shall establish a regular schedule of meetings with the independent auditors without management present to discuss candidly any audit problems or difficulties and management’s responses to the independent auditors’ efforts to resolve such problems or difficulties. Topics addressed in these sessions should include any adjustments proposed by the independent auditors that were rejected by management on any basis, matters referred by the independent auditors to their national offices for additional review, the contents of any management/internal control letters issued or pending by the independent auditors and the independent auditors’ candid assessment of the responsibilities, budget and staffing of the Company’s internal audit function.

9.	The Audit Committee shall establish formal procedures for the hiring of employees and former employees of the independent auditors with the goal of preventing the prospect of future employment with the Company from influencing the current performance of the independent auditor function.

10.	The Audit Committee shall periodically review the independent auditors’ audit plan, including scope, staffing, locations, reliance upon management, internal audit and general audit approach and the content of all audit-related services.

B.	Handling of Complaints Regarding Accounting Practices

The Audit Committee shall establish procedures for:

	1.	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

	2.	the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

	3.	the dissemination of the procedures developed pursuant to clause (2) above in a manner reasonably calculated to make them known to all Company employees.

C.	Review Procedures

	1.	The Audit Committee shall review the Company’s annual and quarterly financial statements prior to release. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments, including the assessments of financial performance and critical accounting policies proposed to be set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Recommend to the Board whether the financial statements should be included in the Company’s periodic reports.

	2.	The Audit Committee shall review any analyses prepared by management or the independent auditors regarding significant financial reporting issues, specifically including the judgments made by management as to the application of GAAP to the Company’s financial reporting in light of potential alternative GAAP applications.

	3.	The Audit Committee shall discuss, both internally and with the Company’s independent auditors, any earnings information or any financial information or earnings guidance provided to analysts and rating agencies prior to the release of the information. In that connection, the Committee shall discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61. In lieu of the full Audit Committee’s involvement, this function may be performed by the Chairman of the Audit Committee or pursuant to general guidelines as to the type of information to be included in such releases and the presentation thereof.

	4.	The Audit Committee shall review with management the Company’s presentation of “pro forma,” or non-GAAP financial measures, to ensure compliance with applicable disclosure requirements.

D.	Internal Audit Department and Legal Compliance

	1.	In consultation with the management, the independent auditors, and the internal auditors, the Audit Committee shall on an ongoing basis consider the integrity of the Company’s financial reporting processes and controls.

	2.	The Audit Committee shall establish policies and procedures to ensure that management regularly assesses the Company’s major financial risk exposure and implements plans to monitor and control such risks.

3.	The Audit Committee shall review, as necessary, any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies.

4.	The Audit Committee shall review, as necessary, the effect of regulatory or accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

5.	The Audit Committee shall review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

6.	The Audit Committee shall, on an ongoing basis, review the appointment, performance, and replacement of the senior internal audit executive.

7.	On at least an annual basis, the Audit Committee shall review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

E.	Other Audit Committee Responsibilities

	1.	The Audit Committee shall review and reassess the adequacy of this Charter at least annually, and submit the Charter with any recommended changes to the Board for approval and have the then-current document published in accordance with applicable law and NYSE rules.

	2.	The Audit Committee shall annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

	3.	The Audit Committee shall obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Committee.

	4.	The Audit Committee shall perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

	5.	The Audit Committee shall maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

V. Limits of Duties

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

VI. Effective Date

     This Charter of the Audit Committee is effective as of March 3, 2004.

Exhibit A

Director Independence

     A director of the Company shall be classified as independent only if the director meets the following criteria.

     1. NYSE Independence. The director must have been determined by the Board of Directors to be independent pursuant to the NYSE rules. Those rules, as they apply to the Company, are available under the section titled “Corporate Governance” on the Company’s website at www.ckr.com.

     2 Sarbanes-Oxley Requirements. The director may not, other than in his or her capacity as a member of the Audit Committee, or any other Board committee:

          (a) accept directly or indirectly any compensation from the Company or any subsidiary thereof, excluding fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

          (b) be an affiliated person of the Company or a subsidiary of the Company.

Exhibit B

Audit Committee Financial Expert

     An “audit committee financial expert” is defined to mean a person who has the following attributes:

(1)	an understanding of financial statements and generally accepted accounting principles;

(2)	an ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

(3)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by CKE's financial statements, or experience actively supervising one or more persons engaged in such activities;

(4)	an understanding of internal controls and procedures for financial reporting; and

(5)	an understanding of audit committee functions.

     A person can acquire such attributes through any one or more of the following means:

(1)	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(2)	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(3)	other relevant experience.

ANNEX B

CKE RESTAURANTS, INC.

2005 OMNIBUS INCENTIVE COMPENSATION PLAN
(AS AMENDED, SUBJECT TO STOCKHOLDER APPROVAL, BY RESOLUTION ADOPTED BY THE BOARD OF
DIRECTORS ON APRIL 17, 2007)

i

Table of Contents
(continued)

ii

Table of Contents
(continued)

Page
14.7	Tax Withholding	B-14
14.8	Unfunded Plan	B-14
14.9	Other Compensation and Benefit Plans	B-14
14.10	Plan Binding on Transferees	B-14
14.11	Severability	B-14
14.12	Foreign Jurisdictions	B-15
14.13	Substitute Awards in Corporate Transactions	B-15
14.14	Governing Law	B-15

15. Effective Date; Amendment and Termination		B-15
15.1	Effective Date	B-15
15.2	Amendment	B-15
15.3	Termination	B-15

iii

CKE RESTAURANTS, INC.
2005 OMNIBUS INCENTIVE COMPENSATION PLAN*

     1. Purpose. The purpose of CKE Restaurants, Inc.’s 2005 Omnibus Incentive Compensation Plan is to further align the interests of employees and directors with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent.

     2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

     “Affiliate” means (i) and “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively (ii) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Exchange Act, and (iii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

     “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Stock Award granted under the Plan.

     “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

     “Board” means the Board of Directors of CKE Restaurants, Inc., a Delaware corporation or the Board of Directors of any Affiliate.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Common Stock” means the Company's common stock, par value $.01 per share.

     “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

     “Company” means CKE Restaurants, Inc., a Delaware corporation and any Affiliate.

     “Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company and (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

     “Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

     “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

____________________
*As amended, subject to stockholder approval, by resolution adopted by the Board of Directors on April 17, 2007.

     “Eligible Person” means any person who is an Employee of the Company, any person to whom an offer of employment with the Company is extended, as determined by the Committee, any Service Provider or any Non-Employee Director.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Fair Market Value” of a share of Common Stock as of a given date shall be the average of the highest and lowest of New York Stock Exchange composite tape market prices at which the shares of Common Stock shall have been sold regular way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If Common Stock is not listed on New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

     “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

     “Named Executive Officer” shall mean the Chief Executive Officer of the Company, or any person who is, for the Company’s current fiscal year, or is expected to be for the Company’s next fiscal year, one of the four most highly paid executive officers of the Company, other than the Chief Executive Officer.

     “Non-Employee Director” means any member of the Board who is not an employee of the Company.

     “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

     “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

     “Performance-Based Exception” means the performance based exception from the tax deductibility limitations of Code Section 162(m).

     “Plan” means CKE Restaurants, Inc.'s 2005 Omnibus Incentive Compensation Plan as set forth herein, as amended from time to time.

     “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that is issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

     “Service” means a Participant's employment with the Company or any Affiliate, or a Participant's service as a Non-Employee Director with the Company, as applicable.

     “Service Provider” means a Consultant or other person or entity that the Committee authorizes to become a Participant in the Plan and who provides services to (i) the Company or (ii) any other business venture designated by the Committee in which the Company has a significant ownership interest.

     “Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 10 hereof that are issued free of transfer restrictions and repurchase conditions.

     “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

     “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

     “Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

     3. Administration.

     3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company's Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by New York Stock Exchange, (iii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

     3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant's consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan, including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

     3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

     3.4 Grants to Non-Employee Directors. Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

     3.5 Restrictions on Grants to Certain Service Providers. In order for a Participant, who is a Service Provider, to rely on the Form S-8, which the Company filed with the U.S. Securities and Exchange Commission to register its Common Stock pursuant to the Securities Act of 1933, as amended, the Service Provider must be a natural person who has contracted directly with the Company to render bona fide services that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Common Stock covered by an Award to a Service Provider who: (i) does not render bona fide services to the Company, (ii) is not a natural person, or (iii) renders the type services described in the preceding sentence, is not covered by the Company’s Form S-8 filing and will not constitute registered securities under the Securities Act of 1933, as amended, as a result of such filing. The Committee shall not grant an Award to such a Service Provider unless the Committee determines both (i) that such grant (A) shall be registered in another manner under the Securities Act of 1933, as amended (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act of 1933, as amended, in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

     4. Shares Subject to the Plan.

     4.1 Maximum Share Limitations. Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Awards granted under the Plan shall be 5,500,000 shares. Of such aggregate, the maximum number of shares of Common Stock that may be issued under (i) all Incentive Stock Options shall be limited to 5,500,000 shares, and (ii) all Restricted Stock Awards, Stock Unit Award and Stock Awards under the Plan shall be limited to 3,000,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates or expires without issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Notwithstanding the foregoing sentence, shares of Common Stock that are (a) used to pay the exercise price of an Option, (b) used to pay withholding taxes with respect to any Award, or (c) purchased by the Company on the open market with the cash tendered for the exercise of an Option or in payment of any purchase price with respect to a Restricted Stock Award, shall remain counted against the foregoing maximum share limitations and may not be made subject to future Awards. Furthermore, for the purpose of determining the affect of the exercise of a Stock Appreciation Right on the foregoing maximum share limitations, the Company shall count the total number of shares of Common Stock covered by such Award and not merely the net shares transferred pursuant to the exercise of the Stock Appreciation Right, i.e. both (a) the shares of Common Stock actually transferred by the Company to the holder of the right being exercised and (b) the difference between the gross number of shares covered by the right and the shares actually transferred on exercise shall be counted against the foregoing maximum share limitations and may not be made subject to future Awards.

     4.2 Individual Participant Limitations. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Unit Awards and Stock Awards, in the aggregate, granted to any one Participant during any fiscal year period shall be 375,000 shares. The foregoing limitation shall be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliate. The foregoing annual Participant limitation may be exceeded, however, in connection with the new employment of a Named Executive Officer, if the Board determines that exceeding the limitation is in the best interests of the Company, but in no event shall the annual Participant limitation exceed 475,000 shares.

     4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

     5. Participation and Awards.

     5.1 Designations of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

     5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 13.1 hereof.

     6. Stock Options.

     6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

     6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

     6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, or the conditions upon which, a Stock Option, or portion thereof, shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods), or on the attainment of specified performance goals established by the Committee in its discretion.

     6.4 Term of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as otherwise provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Affiliates.

     6.5 Termination of Service. Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, and except for termination for cause (as described in Section 12.2 hereof), the expiration of the applicable time period following termination of Service, in accordance with the following: (1) twelve months if Service ceased due to Disability, (2) eighteen months if Service ceased at a time when the Participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its Affiliates had made contributions, (3) eighteen months if the Participant died while in the Service of the Company or any of its Affiliates, or (iv) three months if Service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the Award Agreement or in the event Service was terminated by the death of the Participant, the Stock Option may be exercised by such Participant in respect of the same number of shares of Common Stock, in the same manner, and to the same extent as if he or she had remained in the continued Service of the Company or any Affiliate during the first three months of such period; provided that no additional rights shall vest after termination of Service. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of the Company or otherwise ceases to be qualified under the Plan, or if all or substantially all of the assets of an Affiliate of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service.

     6.6 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefore and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to, and at the time of payment of, the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

     6.7 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant's death, in accordance with Section 13.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant's “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 13.2 hereof.

     6.8 Additional Rules for Incentive Stock Options.

          (a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation § 1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

          (b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

          (c) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

          (d) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

          (e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

          6.9 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by New York Stock Exchange.

     7. Stock Appreciation Rights.

     7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

     7.2 Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement. Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

     7.3 Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

     7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

     7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by New York Stock Exchange.

     7.6 Compliance with Code Section 409A. Notwithstanding anything in this Article 7 to the contrary, all Awards of Stock Appreciation Rights must be structured to satisfy the requirements of Code Section 409A. Without limiting the generality of the foregoing, all Stock Appreciation Rights which are to be paid in cash must be exercised immediately upon, and concurrent with, the vesting of such Stock Appreciation Rights.

     8. Restricted Stock Awards.

     8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may provide that no payment is required, or require the payment by the Participant of a specified purchase price, in connection with any Restricted Stock Award.

     8.2 Vesting Requirements; Repurchase Rights. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the shares of Common Stock subject to the Award may be repurchased by the Company, at the Company’s election, at a repurchase price set forth in the Restricted Stock Award, but not less than the purchase price paid by the Participant.

     8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

     8.4 Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.

     8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

     9. Stock Unit Awards.

     9.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

     9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. A Stock Unit Award may also be granted on a fully vested basis.

     9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

     9.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

     9.5 Compliance with Code Section 409A. Notwithstanding anything in this Article 9 to the contrary, all Awards of Stock Units must be structured to satisfy the requirements of Code Section 409A. Without limiting the generality of the foregoing, all Stock Unit Awards which are to be paid in cash must be exercised immediately upon, and concurrent with, the vesting of such Stock Unit Award.

     10. Stock Awards.

     10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors' compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible

Person represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.

     10.2 Rights as Shareholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     11. Change in Control.

     11.1 Effect of Change in Control. Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 11 of the Plan shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control of the Company, then, effective immediately prior to such Triggering Event, (i) each outstanding Stock Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each Restricted Stock Award shall become fully and immediately vested and all repurchase rights and transfer restrictions thereon shall lapse, and (iii) each outstanding Stock Unit Award shall become immediately and fully vested and payable.

     11.2 Definitions.

          (a) Cause. For purposes of this Section 11, the term “Cause” shall mean a determination by the Committee that a Participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Participant's duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is delivered to the Participant.

          (b) Change in Control. For purposes of this Section 11, a “Change in Control” shall be deemed to have occurred upon:

          (i) the occurrence of (A) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities; and (B) the termination of employment, within six (6) months following the Acquisition, of the individual who is the Chief Executive Officer of the Company immediately prior to the Acquisition, for any reason other than death, Disability, Cause, or voluntary resignation (but excluding from voluntary resignation any termination that constitutes a Constructive Termination or any resignation that was requested by the Board or any such Person (or its employees or representatives) that completes an Acquisition);

          (ii) at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof;

          (iii) an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

          (iv) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

          (v) the sale or other disposition of all or substantially all of the assets of the Company;

          (vi) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

          (vii) the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

          (c) Constructive Termination. For purposes of this Section 11, a “Constructive Termination” shall mean a termination of employment by a Participant within sixty (60) days following the occurrence of any one or more of the following events without the Participant's written consent (i) any reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that the Participant's location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

          (d) Triggering Event. For purposes of this Section 11, a “Triggering Event” shall mean (i) the termination of Service of a Participant by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause, (ii) the occurrence of a Constructive Termination or (iii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the Change in Control (or another corporate transaction or other change effecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect changes in the Common Stock pursuant to Section 4.3 hereof.

     11.3 Excise Tax Limit. In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant's payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 11 shall be made by the accounting firm that is the Company's then outside auditor (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 11.3, all determinations as to present value shall be made using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually, as in effect on December 30, 2004.

     12. Forfeiture Events.

     12.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

     12.2 Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant's employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant's right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Affiliate that defines the term “cause,” such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant's employment for cause, the Company may suspend the Participant's rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 12.2.

     13. Performance Measures

     13.1 The Committee may specify that the attainment of the general performance measures set forth in this Article 13 may determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or dividend equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (which may be adjusted for nonrecurring items and before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or dividend equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

     14. General Provisions.

     14.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

     14.2 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant's guardian or legal representative. In the event of a Participant's death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant's beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant's will or by the Participant's estate in accordance with the Participant's will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant's death.

     14.3 Deferrals of Payment. The Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

     14.4 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

     14.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant's employment or other service relationship for any reason at any time.

     14.6 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

     14.7 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

     14.8 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

     14.9 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

     14.10 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant's executor, administrator and permitted transferees and beneficiaries.

     14.11 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     14.12 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

     14.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

     14.14 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

     15. Effective Date; Amendment and Termination.

     15.1 Effective Date. The Plan shall become effective following its adoption by the Board and its approval by the Company's shareholders on the date of the 2005 Annual Meeting of Shareholders. The term of the Plan shall be ten years from the date of adoption by the Board, subject to Section 14.3 hereof.

     15.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company's shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

     15.3 Termination. The Plan shall terminate on March 22, 2015, which is the tenth anniversary of the date of its adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

6307 CARPINTERIA AVE., STE. A
CARPINTERIA, CA 93013-2901
VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK
YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED
PROXIES TO VOTE THESE SHARES IN THE SAME MANNER AS IF
YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2007 (June 6, 2007, if you hold shares through CKE's Employee Stock Purchase Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2007 (June 6, 2007, if you hold shares through CKE's Employee Stock Purchase Plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CKE Restaurants, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 9:30 A.M. Pacific Time on June 11, 2007 (June 6, 2007, if you hold shares through CKE's Employee Stock Purchase Plan).
IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CKERS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CKE RESTAURANTS, INC.

Vote on Directors					Vote on Proposals
1. Election of three directors
		For	Against	Abstain			For	Against	Abstain
Nominees:
1a. BYRON ALLUMBAUGH		☐	☐	☐	2. Amendments to the 2005 Omnibus Incentive Compensation Plan.		☐	☐	☐
1b. FRANK P. WILLEY		☐	☐	☐	3. Ratification of the Appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2008.		☐	☐	☐
1c. MATTHEW GOLDFARB		☐	☐	☐	4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.		☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PERSONS NAMED ON THE PROXY CARD WILL VOTE “FOR” THE NOMINEES LISTED ABOVE, "FOR" PROPOSAL NUMBER 2, AND "FOR" PROPOSAL NUMBER 3.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐		Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

FOLD AND DETACH HERE.

PROXY

CKE RESTAURANTS, INC.

6307 Carpinteria Avenue, Suite A

Carpinteria, California 93013-2901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF CKE RESTAURANTS, INC.

     The undersigned hereby appoints Andrew F. Puzder and E. Michael Murphy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of CKE Restaurants, Inc. Common Stock held of record by the undersigned on April 23, 2007, at the Annual Meeting of Stockholders to be held on June 11, 2007, and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.